EXHIBIT 1.2

CONFORMED COPY

KRAFT FOODS INC.

EUR 2,000,000,000 5.75 per cent. Notes due 2012

EUR 850,000,000 6.25 per cent. Notes due 2015

AGENCY AGREEMENT

THIS AGREEMENT is made on 20 March 2008

BETWEEN

(1)	KRAFT FOODS INC. (the “Issuer”);

(2)	DEUTSCHE BANK, LUXEMBOURG, S.A. as registrar (the “Registrar”);

(3)	DEUTSCHE BANK AG, LONDON BRANCH as fiscal agent (the “Fiscal Agent” and together with any other paying agent appointed pursuant to this agreement, the “Paying Agents”); and

(4)	DEUTSCHE BANK AG, LONDON BRANCH as transfer agent (the “Transfer Agent”).

WHEREAS

(A)	The Issuer has authorised the creation and issue of EUR 2,000,000,000 in aggregate principal amount of 5.75 per cent. notes due 2012 (the “2012 Fixed Rate Notes”) and EUR 850,000,000 in aggregate principal amount of 6.25 per cent. notes due 2015 (the “2015 Fixed Rate Notes” and, together with 2012 Fixed Rate Notes, the “Notes”, and each a “Note”).

(B)	The Notes will be in registered form and in the denomination of EUR 50,000 and integral multiples of EUR 1,000 in excess thereof. The 2012 Fixed Rate Notes and the 2015 Fixed Rate Notes will each be represented by a global certificate (a “Global Note Certificate”), which will be exchangeable for individual note certificates (“Individual Note Certificates” and, together with the Global Note Certificates, “Note Certificates”) in the circumstances specified therein.

(C)	The Issuer, the Registrar, the Paying Agents and the Transfer Agents wish to record certain arrangements which they have made in relation to the Notes.

IT IS AGREED as follows:

1.	INTERPRETATION

1.1	Definitions

In this Agreement, the following expressions have the following meanings:

“Agents” means the Fiscal Agent, the Registrar, the Transfer Agents and the Paying Agents and “Agent” means any one of the Agents;

“Clearstream, Luxembourg” means Clearstream Banking, société anonyme, Luxembourg;

“Clearing Systems” means Euroclear and Clearstream, Luxembourg;

“Conditions” means the Terms and Conditions of the Notes (as scheduled to this Agreement and as modified from time to time in accordance with their terms), and any reference to a numbered “Condition” is to the correspondingly numbered provision thereof;

“EUR”, “€” and “EURO” denote the single currency introduced at the start of the third stage of European Economic and Monetary Union pursuant to the Treaty establishing the European Community, as amended;

“Euroclear” means Euroclear Bank S.A./N.V.;

“Local Banking Day” means a day (other than a Saturday or a Sunday) on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in New York City and on which the TARGET System is open;

“Local Time” means the time in the city in which the Fiscal Agent has its Specified Office;

“Paying Agent”, “Fiscal Agent”, “Registrar” and “Transfer Agent” include any successors thereto appointed from time to time in accordance with Clause 13 and “Paying Agent” and “Transfer Agent” means any one of the Paying Agents and the Transfer Agents, respectively;

“Regulations” means the regulations concerning the transfer of Notes as the same may from time to time be promulgated by the Issuer and approved by the Registrar (the initial such regulations being set out in Schedule 5 (Regulations concerning transfers and registration of Notes));

“Replacement Agent” means the Registrar;

“Required Agent” means any Paying Agent or Transfer Agent (which expression shall include, for the purposes of this definition only, the Registrar) which is the sole remaining Paying Agent or (as the case may be) Transfer Agent with its Specified Office in any city where a stock exchange on which the Notes are listed requires there to be a Paying Agent or (as the case may be) a Transfer Agent;

“Specified Office” means, in relation to any Agent:

(a)	the office specified against its name in Schedule 6 (Specified Offices of the Agents); or

(b)	such other office as such Agent may specify in accordance with Clause 12.8 (Changes in Specified Offices);

1.2	Meaning of outstanding

For the purposes of this Agreement and the Conditions (but without prejudice to its status for any other purpose), a Note shall be considered to be “outstanding” unless one or more of the following events has occurred:

1.2.1	it has been redeemed in full, or purchased under Condition 5(e) (Redemption and Purchase—Purchase), and in either case has been cancelled in accordance with Condition 5(f) (Redemption and Purchase—Cancellation);

1.2.2	the due date for its redemption in full has occurred and all sums due in respect of such Note (including all accrued interest) have been received by the Fiscal Agent and remain available for payment against presentation and surrender of the relevant Note Certificate;

1.2.3	all claims for principal and interest in respect of such Note have become void under Condition 9 (Prescription);

1.2.4	for the purposes of Schedule 4 (Provisions for Meetings of the Noteholders) only, it is held by, or by any person for the benefit of, the Issuer;

Provided, however, that, for the purposes of (i) ascertaining the right to attend and vote at any meeting of Noteholders and (ii) Condition 13 (Meetings of Noteholders; Modification) and Schedule 4 (Provisions for Meetings of the Noteholders), those Notes (if any) which are for the time being held by any person (including but not limited to the Issuer or any Subsidiary for the benefit of the Issuer or any Subsidiary shall (unless and until ceasing to be so held) be deemed not to remain outstanding.

1.3	Clauses and Schedules

Any reference in this Agreement to a Clause or a sub-clause or a Schedule is, unless otherwise stated, to a clause or sub-clause hereof or a schedule hereto.

1.4	Principal and interest

In this Agreement, any reference to principal includes premium and any reference to principal or interest includes any additional amounts payable in relation thereto under the Conditions.

1.5	Time zone

Any reference in this Agreement to “a.m.” and “p.m.” shall mean, unless otherwise indicated, any time between midnight and noon and between noon and midnight, as appropriate, in London.

1.6	Terms defined in the Conditions

Terms and expressions used but not defined herein have the respective meanings given to them in the Conditions.

1.7	Statutes

Any reference in this Agreement to any legislation (whether primary legislation or regulations or other subsidiary legislation made pursuant to primary legislation) shall be construed as a reference to such statute, provision, statutory instrument, order or regulation as the same may have been, or may from time to time be, amended or re-enacted.

1.8	Headings

Headings and sub-headings are for ease of reference only and shall not affect the construction of this Agreement.

2.	APPOINTMENT OF THE AGENTS

2.1	Appointment

The Issuer appoints each Agent as its agent in relation to the Notes for the purposes specified in this Agreement and in the Conditions.

2.2	Acceptance of appointment

Each Agent accepts its appointment as agent of the Issuer in relation to the Notes and agrees to comply with the provisions of this Agreement.

2.3	Obligations and Duties of the Agents

The obligations and duties of the Agents under this Agreement shall be several and not joint.

2.4	Additional Duties

The Agents shall perform such duties as are set out in this Agreement together with such additional duties (if any) as may be set out in the Conditions and such other duties as are reasonably incidental hereto or thereto. No obligations or duties of the Agents which are not expressly stated herein or in the Conditions shall be implied.

3.	THE NOTES; AUTHENTICATION

3.1	Global Note Certificate

Each Global Note Certificate shall:

3.1.1	be in substantially the form set out in Schedule 1, as applicable, (Forms of Global Note Certificates); and

3.1.2	be executed manually or in facsimile by or on behalf of the Issuer and authenticated manually by or on behalf of the Registrar.

3.2	Individual Note Certificates

Each Individual Note Certificate shall:

3.2.1	be in substantially the form set out in Schedule 2, as applicable, (Forms of Individual Note Certificates);

3.2.2	have a unique certificate number printed thereon;

3.2.3	be executed manually or in facsimile by or on behalf of the Issuer and authenticated manually by or on behalf of the Registrar; and

3.2.4	otherwise be in accordance with the format from time to time specified by the International Primary Market Association or any successor body thereto.

3.3	Signatures

Any signature on a Note Certificate shall be that of a person who is at the time of the creation and issue of the Notes an authorised signatory for such purpose of the Issuer notwithstanding that such person has for any reason (including death) ceased to be such an authorised signatory at the time at which such Note Certificate is delivered.

3.4	The Global Note Certificate to be deposited with nominee for common depositary

Each Global Note Certificate shall be deposited with, and registered in the name of, a nominee for a common depositary for the Clearing Systems.

3.5	Availability of Individual Note Certificates

If the Issuer is required to deliver Individual Note Certificates pursuant to the terms of the Global Note Certificate, the Issuer shall promptly arrange for a stock of Individual Note Certificates (unauthenticated and with the names of the registered Holders left blank but executed on behalf of the Issuer and otherwise complete) to be made available to the Registrar. The Issuer shall also arrange for such Global Note Certificates and Individual Note Certificates as are required to enable the Registrar and the Replacement Agent to perform their respective obligations under Clause 4 (Exchanges of Global Note Certificates for Individual Note Certificates), Clause 5 (Transfers of Notes) and Clause 6 (Replacement Note Certificates) to be made available to or to the order of the Registrar and the Replacement Agent from time to time.

3.6	Authority to authenticate

Each of the Registrar and the Replacement Agent is authorised by the Issuer to authenticate the Global Note Certificates and the Individual Note Certificates by the signature of any of its officers or any other person duly authorised for the purpose by the Registrar or (as the case may be) the Replacement Agent.

3.7	Duties of the Registrar and the Replacement Agent

The Registrar and the Replacement Agent shall hold in safe custody all unauthenticated Global Note Certificates and Individual Note Certificates delivered to it in accordance with Clause 3.5 (Availability of Individual Note Certificates) and shall ensure that they are authenticated and delivered only in accordance with the terms hereof, of the Global Note Certificate (if applicable) and of the Conditions.

4.	EXCHANGES OF GLOBAL NOTE CERTIFICATE FOR INDIVIDUAL NOTE CERTIFICATES

If the Global Note Certificate becomes exchangeable for Individual Note Certificates in accordance with its terms, the Registrar shall authenticate and deliver to each person designated by a Clearing System a Individual Note Certificate in accordance with the terms of this Agreement and the Global Note Certificate.

5.	TRANSFERS OF NOTES

5.1	Maintenance of the Register

The Registrar shall maintain in relation to the Notes a register (the “Register”), which shall be kept at its Specified Office in accordance with the Conditions and be made available by the Registrar to the Issuer and the other Agents for inspection and for the taking of copies or extracts therefrom at all reasonable times. The Register shall show the aggregate principal amount, serial numbers and dates of issue of Note Certificates, the names and addresses of the initial Holders thereof and the dates of all transfers to, and the names and addresses of, all subsequent Holders thereof, all cancellations of Note Certificates and all replacements of Note Certificates.

5.2	Registration of transfers in the Register

The Registrar shall receive requests for the transfer of Notes in accordance with the Conditions and the Regulations and shall make the necessary entries in the Register.

5.3	Transfer Agents to receive requests for transfers of notes

Each of the Transfer Agents shall receive requests for the transfer of Notes in accordance with the Conditions and the Regulations and assist, if required, in the issue of new Note Certificates to give effect to such transfers and, in particular, upon any such request being duly made, shall promptly notify the Registrar of:

5.3.1	the aggregate principal amount of the Notes to be transferred;

5.3.2	the name(s) and addresses to be entered on the Register of the Holder(s) of the new Note Certificate(s) to be issued in order to give effect to such transfer; and

5.3.3	the place and manner of delivery of the new Note Certificate(s) to be delivered in respect of such transfer and shall forward the Note Certificate(s) relating to the Notes to be transferred (with the relevant form(s) of transfer duly completed) to the Registrar with such notification.

6.	REPLACEMENT NOTE CERTIFICATES

6.1	Delivery of Replacements

Subject to receipt of replacement Global Note Certificates and/or Individual Note Certificates (as the case may be), the Replacement Agent shall, upon and in accordance with the instructions of the Issuer (which instructions may, without limitation, include terms as to the payment of expenses and as to evidence, security and indemnity), complete, authenticate and deliver a Global Note Certificate or Individual Note Certificate which the Issuer has determined to issue as a replacement for any Global Note Certificate or Individual Note Certificate which has been mutilated or defaced or which has been or is alleged to have been destroyed, stolen or lost; provided, however, that a Replacement Agent shall not deliver any Global Note Certificate or Individual Note Certificate as a replacement for any Global Note Certificate or Individual Note Certificate which has been mutilated or defaced otherwise than against surrender of the same and shall not issue any replacement Global Note Certificate or Individual Note

Certificate until the applicant has furnished the Replacement Agent with such evidence and indemnity as the Issuer and/or the Replacement Agent may reasonably require and has paid such costs and expenses as may be incurred in connection with such replacement.

6.2	Replacements to be Numbered

Each replacement Global Note Certificate or Individual Note Certificate delivered hereunder shall bear a unique serial number.

6.3	Cancellation and destruction

Each Replacement Agent shall cancel and destroy each mutilated or defaced Global Note Certificate or Individual Note Certificate surrendered to it in respect of which a replacement has been delivered.

6.4	Notification

Each Replacement Agent shall notify the Issuer and the other Agents of the delivery by it of any replacement Global Note Certificate or Individual Note Certificate, specifying the serial number thereof and the serial number (if any and if known) of the Global Note Certificate or Individual Note Certificate which it replaces and confirming (if such is the case) that the Global Note Certificate or Individual Note Certificate which it replaces has been cancelled and destroyed.

7.	PAYMENTS TO THE FISCAL AGENT

7.1	Issuer to pay Fiscal Agent

In order to provide for the payment of principal and interest in respect of the Notes as the same becomes due and payable, the Issuer shall pay to the Fiscal Agent, on or before the date on which such payment becomes due, an amount equal to the amount of principal and/or (as the case may be) interest falling due in respect of the Notes on such date.

7.2	Manner and time of payment

Each amount payable under Clause 7.1 (Issuer to pay Fiscal Agent) shall be paid unconditionally by credit transfer in EURO and in same day, freely transferable, cleared funds not later than 10.00 a.m. (London time) on the relevant day to such account with such bank in London as the Fiscal Agent may from time to time by notice to the Issuer specify for such purpose, provided, however, that any subsequent change in such account shall be communicated to the Issuer at least 30 days prior to the date when it becomes effective. The Issuer shall, before 10.00 a.m. (London time) on the due date of each payment by it under Clause 7.1 (Issuer to pay Fiscal Agent), procure that the bank effecting payment for it confirms by authenticated SWIFT message to the Fiscal Agent the payment instructions relating to such payment.

7.3	Exclusion of liens and interest

The Fiscal Agent shall be entitled to deal with each amount paid to it under this Clause 7 (Payments to the Fiscal Agent) in the same manner as other amounts paid to it as a banker by its customers; provided, however, that:

7.3.1	it shall not exercise against the Issuer any lien, right of set-off or similar claim in respect thereof; and

7.3.2	it shall not be liable to any person for interest thereon.

No monies held by any Agent need to be segregated except as required by law.

7.4	Application by Fiscal Agent

The Fiscal Agent shall apply each amount paid to it hereunder in accordance with Clause 8 (Payments to Noteholders) and shall not be obliged to repay any such amount unless the claim for the relevant payment becomes void under Condition 9 (Prescription), in which event it shall refund at the written request of the Issuer such portion of such amount as relates to such payment by paying the same by credit transfer in EURO to such account with such bank in London as the Issuer has by notice to the Fiscal Agent specified for the purpose.

7.5	Failure to confirm payment instructions

If the Fiscal Agent has not, by 12.00 noon (London time) on the due date of any payment to it under Clause 7.1 (Issuer to pay Fiscal Agent), received confirmation of the relevant payment instructions referred to in Clause 7.2 (Manner and time of payment), it shall forthwith notify the Issuer and the other Paying Agents. If the Fiscal Agent subsequently receives confirmation of such payment instructions, it shall forthwith notify the Issuer and the other Paying Agents.

8.	PAYMENTS TO NOTEHOLDERS

8.1	Payments by Paying Agents

Each Paying Agent acting through its Specified Office shall make payments of principal and interest in respect of Notes in accordance with the Conditions and, so long as the Notes are evidenced by the Global Note Certificates, the terms thereof; provided, however, that:

8.1.1	if any Global Note Certificate or Individual Note Certificate is presented or surrendered for payment to any Paying Agent and such Paying Agent has delivered a replacement therefor or has been notified that the same has been replaced, such Paying Agent shall forthwith notify the Issuer of such presentation or surrender and shall not make payment against the same until it is so instructed by the Issuer and has received the amount to be so paid;

8.1.2	a Paying Agent shall not be obliged (but shall be entitled) to make such payments if:

(a)	in the case of the Fiscal Agent, it has not received the full amount of any payment due to it under Clause 7.1 (Issuer to pay Fiscal Agent)

provided, however, that the Fiscal Agent shall notify the Issuer without any delay that it has not received the full amount of any such payment; or

(b)	in the case of any other Paying Agent:

(i)	it has been notified and the Fiscal Agent has confirmed to it that the Issuer has been notified in accordance with Clause 7.5 (Failure to confirm payment instructions) that confirmation of the relevant payment instructions has not been received, unless it is subsequently notified that confirmation of such payment instructions has been received; or

(ii)	it is not able to establish that the Fiscal Agent has received (whether or not at the due time) the full amount of any payment due to it under Clause 7.1 (Issuer to pay Fiscal Agent).

8.1.3	each Paying Agent shall cancel each Note Certificate against presentation and surrender of which it has made full payment and shall deliver each Note Certificate so cancelled by it to, or to the order of, the Registrar; and

8.1.4	notwithstanding any other provision of this Agreement, each Paying Agent shall be entitled to make a deduction or withholding from any payment which it makes under this Agreement for or on account of any present or future taxes, duties or charges if and to the extent so required by applicable law, in which event such Paying Agent shall make such payment after such withholding or deduction has been made and shall account to the relevant authorities for the amount so withheld or deducted.

8.2	Exclusion of liens and commissions

No Paying Agent shall exercise any lien, right of set-off or similar claim against any person to whom it makes any payment under Clause 8.1 (Payments by Paying Agents) in respect thereof, nor shall any commission or expense be charged by it to any such person in respect thereof.

8.3	Reimbursement by Fiscal Agent

If a Paying Agent other than the Fiscal Agent makes any payment in accordance with Clause 8.1 (Payments by Paying Agents):

8.3.1	it shall notify the Fiscal Agent of the amount so paid by it and the serial number and principal amount of each Note Certificate in relation to which payment of principal or interest was made; and

8.3.2	subject to and to the extent of compliance by the Issuer with Clause 7.1 (Issuer to pay Fiscal Agent) (whether or not at the due time), the Fiscal Agent shall pay to such Paying Agent out of the funds received by it under Clause 7.1 (Issuer to pay Fiscal Agent), by credit transfer in EURO and in same day, freely transferable, cleared funds to such account with such bank in London as such Paying Agent has by notice to the Fiscal Agent specified for the purpose, an amount equal to the amount so paid by such Paying Agent.

8.4	Appropriation by Fiscal Agent

If the Fiscal Agent makes any payment in accordance with Clause 8.1 (Payments by Paying Agents), it shall be entitled to appropriate for its own account out of the funds received by it under Clause 7.1 (Issuer to pay Fiscal Agent) an amount equal to the amount so paid by it.

8.5	Reimbursement by Issuer

Subject to sub-clauses 8.1.1 and 8.1.2 (Payments by Paying Agents), if a Paying Agent makes a payment in respect of Notes on or after the due date for such payment under the Conditions at a time at which the Fiscal Agent has not received the full amount of the relevant payment due to it under Clause 7.1 (Issuer to pay Fiscal Agent) and the Fiscal Agent is not able out of funds received by it under Clause 7.1 (Issuer to pay Fiscal Agent) to reimburse such Paying Agent therefor (whether by payment under Clause 8.3 (Reimbursement by Fiscal Agent) or appropriation under Clause 8.4 (Appropriation by Fiscal Agent), the Issuer shall from time to time on demand pay to the Fiscal Agent for account of such Paying Agent the amount so paid out by such Paying Agent and not so reimbursed to it provided, however, that any payment made under this Clause 8.5 shall satisfy pro tanto the obligations of the Issuer under Clause 7.1 (Issuer to pay Fiscal Agent).

8.6	Partial payments

If at any time and for any reason a Paying Agent makes a partial payment in respect of any Global Note Certificate or any Individual Note Certificate presented for payment to it, such Paying Agent shall enface thereon a statement indicating the amount and the date of such payment. In addition, if, on any due date for payment, less than the full amount of any principal or interest is paid in respect of the Notes, the Registrar will note on the Register a memorandum of the amount and date of any payment then made and, if any Global Note Certificate or any Individual Note Certificate is presented for payment in accordance with the Conditions and no payment is then made, the date of presentation of such Global Note Certificate or (as the case may be) such Individual Note Certificate.

9.	MISCELLANEOUS DUTIES OF THE AGENTS

9.1	Records

Each of the Agents shall maintain records of all documents received by it in connection with its duties hereunder and shall make such records available for inspection at all reasonable times by the Issuer and the other Agents and, in particular the Registrar shall (a) maintain a record of all Note Certificates delivered hereunder and of their redemption, payment, cancellation, mutilation, defacement, alleged destruction, theft, loss and replacement and (b) make such records available for inspection at all reasonable times by the Issuer and the other Agents, each stock exchange (if any) on which the Notes are then listed and each Clearing System.

9.2	The Agents shall make available to the Fiscal Agent and the Registrar such information as is reasonably required for the maintenance of the records referred to in Clause 9.1 (Records).

9.3	Cancellation

The Issuer may from time to time deliver to, or to the order of, the Registrar Note Certificates of which it or any of its Subsidiaries is the Holder for cancellation, whereupon the Registrar shall cancel the same and shall make the corresponding entries in the Register.

9.4	Notes in issue

As soon as practicable (and in any event within three months) after each date on which Notes fall due for redemption, the Registrar shall notify the Issuer of the serial numbers and principal amount of any Note Certificates against surrender of which payment has been made and of the serial numbers and principal amount of any Note Certificates (and the names and addresses of the Holders thereof) which have not yet been surrendered for payment.

9.5	Forwarding of communications

Each Agent shall promptly forward to the Issuer a copy of any notice or communication addressed to the Issuer by any Noteholder which is received by such Agent.

9.6	Publication of notices

The Registrar shall, upon and in accordance with the instructions of the Issuer received at least 10 days before the proposed publication date, arrange for the publication and delivery of any notice which is to be given to the Noteholders and shall supply a copy thereof to each other Agent, Euroclear, Clearstream, Luxembourg and any competent authority, stock exchange and/or quotation system by which the Notes have been admitted to listing, trading and/or quotation.

9.7	Documents available for inspection

The Issuer shall provide to each Agent:

9.7.1	conformed copies of this Agreement;

9.7.2	if the provisions of Condition 5(b) (Redemption for taxation reasons) become relevant in relation to the Notes, the documents contemplated under Condition 5(b) (Redemption for taxation reasons); and

9.7.3	such other documents as may from time to time be required by the Irish Financial Services Regulatory Authority and the Irish Stock Exchange to be made available at the Specified Office of the Agent having its Specified Office in London.

Each of the Agents shall make available for inspection during normal business hours at its Specified Office the documents referred to above and, upon reasonable request, will allow copies of such documents to be taken.

9.8	Forms of Proxy and Block Voting Instructions

The Registrar shall, at the request of the Holder of any Note, make available uncompleted and unexecuted Forms of Proxy and issue Block Voting Instructions in a form and manner which comply with the provisions of Schedule 4 (Provisions for Meetings of the Noteholders) to this Agreement. The Registrar shall keep a full record of completed and executed Forms of Proxy received by it and will give to the Issuer, not less than 24 hours before the time appointed for any meeting or adjourned meeting, full particulars of duly completed Forms of Proxy received by it and of Block Voting Instructions issued by it in respect of such meeting or adjourned meeting.

10.	FEES AND EXPENSES

10.1	Fees

The Issuer shall pay to the Fiscal Agent for the account of the Agents such fees as have been separately agreed between the Issuer, the Fiscal Agent and the other Agents in respect of the services of the Agents hereunder (plus any applicable value added tax).

10.2	Front-end expenses

The Issuer shall on demand reimburse the Fiscal Agent for all reasonable expenses incurred by it in the negotiation, preparation and execution of this Agreement, and shall on demand reimburse each Agent for all reasonable expenses (including, without limitation, legal fees and any publication, advertising, communication, courier, postage and other out-of-pocket expenses) properly incurred in connection with its services hereunder (plus any applicable value added tax), other than such costs and expenses as are separately agreed to be reimbursed out of the fees payable under Clause 10.1 (Fees).

10.3	Taxes

The Issuer shall pay all stamp, registration and other taxes and duties (including any interest and penalties thereon or in connection therewith) which are payable upon or in connection with the execution and delivery of this Agreement, and the Issuer shall indemnify each Agent on demand against any claim, demand, action, liability, damages, cost, loss or expense (including, without limitation, legal fees and any applicable value added tax) which it incurs as a result or arising out of or in relation to any failure to pay or delay in paying any of the same. All payments by the Issuer under this Clause 10 (Fees and Expenses) or Clause 11.4 (Indemnity in favour of the Agents) shall be made free and clear of, and without withholding or deduction for, any taxes, duties, assessments or governmental charges of whatsoever nature imposed, levied, collected, withheld or assessed by the United States or any political subdivision or any authority thereof or therein having power to tax, unless such withholding or deduction is required by law. In that event, the Issuer shall pay such additional amounts as will result in the receipt by the relevant Agent of such amounts as would have been received by it if no such withholding or deduction had been required.

11.	TERMS OF APPOINTMENT

11.1	Rights and powers

Each Agent may, in connection with its services hereunder:

11.1.1	except as ordered by a court of competent jurisdiction or otherwise required by law and regardless of any notice of ownership, trust or any other interest therein, any writing on the Note Certificate relating to any Note by any person (other than a duly executed form of transfer) or any notice of any previous loss or theft thereof, but subject to sub-clause 8.1.1 (Payments by the Paying Agents), treat the registered Holder of any Note as its absolute owner for all purposes and make payments thereon accordingly;

11.1.2	assume that the terms of the Global Note Certificates and each Individual Note Certificate as issued are correct;

11.1.3	rely upon the terms of any notice, communication or other document believed by it to be genuine; and

11.1.4	engage and pay for the advice or services of any lawyers or other experts at the expense of the Issuer whose advice or services it considers necessary and rely upon any advice so obtained (and such Agent shall be protected and shall incur no liability as against the Issuer in respect of any action taken, or permitted to be taken, in accordance with such advice and in good faith) provided however that, to the extent Agents’ rights do not conflict, one counsel or other expert should be engaged to represent all Agents, as agreed between themselves, to advise on any legal or other matter.

11.2	Extent of duties

Each Agent shall only be obliged to perform the duties set out herein. No Agent shall:

11.2.1	be under any fiduciary duty or other obligation towards or have any relationship of agency or trust for or with any person other than the Issuer (save insofar as that any funds received by the Fiscal Agent under Clause 7.1 (Issuer to pay Fiscal Agent) shall, pending their application in accordance with Clause 8.3 (Reimbursement by Fiscal Agent) or Clause 8.4 (Appropriation by Fiscal Agent) or their repayment in accordance with Clause 7.4 (Application by Fiscal Agent), be held by it in a segregated account which shall be held on trust for the persons entitled thereto);

11.2.2	be responsible for or liable in respect of the legality, validity or enforceability of the Notes or any Note Certificate (other than in respect of authentication of Note Certificates by it in accordance with this Agreement) or any act or omission of any other person (including, without limitation, any other Agent);

11.2.3	be liable for any consequential loss (being loss of business, goodwill, opportunity or profit);

11.2.4	have any obligation to act if it reasonably believes it will incur costs for which it will not be reimbursed provided, however, that it shall notify the Issuer without any delay if it holds such belief.

11.3	Freedom to transact

Each Agent may purchase, hold and dispose of Notes and may enter into any transaction (including, without limitation, any depository, trust or agency transaction) with any holders of Notes or with any other person in the same manner as if it had not been appointed as the agent of the Issuer in relation to the Notes.

11.4	Indemnity in favour of the Agents

The Issuer shall indemnify each Agent against any claim, demand, action, liability, damages, cost, loss or expense (including, without limitation, legal fees and any applicable value added tax) which it incurs, other than such costs and expenses as are separately agreed to be reimbursed out of the fees payable under Clause 10.1 (Fees) and otherwise than by reason of its own gross negligence or wilful misconduct, default or bad faith, as a result or arising out of or in relation to its acting as the agent of the Issuer in relation to the Notes.

11.5	Indemnity in favour of the Issuer

Each Agent shall severally indemnify the Issuer against any claim, demand, action, liability, damages, cost, loss or expense (including, without limitation, legal fees and any applicable value added tax) which it incurs as a result of the gross negligence or wilful misconduct of such Agent or of its officers, directors or employees.

11.6	Survival

The indemnities contained in this Clause 11 shall survive the termination or expiry of this Agreement.

12.	CHANGES IN AGENTS

12.1	Resignation

Any Agent may resign its appointment upon not less than 60 days’ notice to the Issuer (with a copy, in the case of an Agent other than the Fiscal Agent, to the Fiscal Agent); provided, however, that:

12.1.1	if such resignation would otherwise take effect less than 60 days before or after the maturity date or other date for redemption of the Notes or any interest payment date in relation to the Notes, it shall not take effect until the thirtieth day following such date; and

12.1.2	in the case of the Registrar, the Fiscal Agent or a Required Agent, such resignation shall not take effect until a successor has been duly appointed consistently with Clause 12.4 (Additional and successor agents) or Clause 12.5 (Agents may appoint successors) and notice of such appointment has been given to the Noteholders.

12.2	Revocation

The Issuer may revoke its appointment of any Agent by not less than 30 days’ notice to such Agent (with a copy, in the case of an Agent other than the Fiscal Agent, to the Fiscal Agent) provided, however, that, in the case of the Registrar, the Fiscal Agent or any Required Agent, such revocation shall not take effect until a successor has been duly appointed consistently with Clause 12.4 (Additional and successor agents) or Clause 12.5 (Agents may appoint successors) and notice of such appointment has been given to the Noteholders.

12.3	Automatic termination

The appointment of any Agent shall terminate forthwith if (a) such Agent becomes incapable of acting, (b) a secured party takes possession, or a receiver, manager or other similar officer is appointed, of the whole or any part of the undertaking, assets and revenues of such Agent, (c) such Agent admits in writing its insolvency or inability to pay its debts as they fall due, (d) an administrator or liquidator of such Agent or the whole or any part of the undertaking, assets and revenues of such Agent is appointed (or application for any such appointment is made), (e) such Agent takes any action for a readjustment or deferment of any of its obligations or makes a general assignment or an arrangement or composition with or for the benefit of its creditors or declares a moratorium in respect of any of its indebtedness, (f) an order is made or an effective resolution is passed for the winding-up of such Agent or (g) any event occurs which has an analogous effect to any of the foregoing. If the appointment of the Registrar, Fiscal Agent or any Required Agent is terminated in accordance with the preceding sentence, the Issuer shall forthwith appoint a successor in accordance with Clause 12.4 (Additional and successor agents).

12.4	Additional and successor agents

The Issuer may appoint a successor registrar or fiscal agent and additional or successor transfer agents or paying agents and shall forthwith give notice of any such appointment to the continuing Agents, the Noteholders, whereupon the Issuer, the continuing Agents, and the additional or successor registrar, principal paying agent, transfer agent or paying agent shall acquire and become subject to the same rights and obligations between themselves as if they had entered into an agreement in the form mutatis mutandis of this Agreement.

12.5	Agents may appoint successors

If the Registrar, Fiscal Agent or any Required Agent gives notice of its resignation in accordance with Clause 12.1 (Resignation) and by the tenth day before the expiry of such notice a successor has not been duly appointed in accordance with Clause 12.4 (Additional and successor agents), the Registrar or (as the case may be) Fiscal Agent or Required Agent may itself, following such consultation with the Issuer as is practicable in the circumstances, appoint as its successor any reputable and experienced financial institution and give notice of such appointment to the Issuer, the remaining Agents and the Noteholders, whereupon the Issuer, the remaining Agents and such successor shall acquire and become subject to the same rights and obligations between themselves as if they had entered into an agreement in the form mutatis mutandis of this Agreement.

12.6	Release

Upon any resignation or revocation taking effect under Clause 12.1 (Resignation) or 12.2 (Revocation) or any termination taking effect under Clause 12.3 (Automatic termination), the relevant Agent shall:

12.6.1	be released and discharged from its obligations under this Agreement (save that it shall remain entitled to the benefit of and subject to Clause 10.3 (Taxes), Clause 11 (Terms of Appointment) and Clause 12 (Changes in Agents));

12.6.2	in the case of the Registrar, deliver to the Issuer and to its successor a copy, certified as true and up-to-date by an officer or authorised signatory of the Registrar, of the records maintained by it in accordance with Clause 5.1 (Maintenance of the Register); and

12.6.3	forthwith (upon payment to it of any amount due to it in accordance with Clause 10 (Fees and Expenses) or Clause 11.4 (Indemnity in favour of the Agents) transfer all moneys and papers (including any unissued Note Certificates held by it hereunder and any documents held by it pursuant to Clause 9.7 (Documents available for inspection)) to its successor and, upon appropriate notice, provide reasonable assistance to its successor for the discharge of its duties and responsibilities hereunder.

12.7	Merger

Any legal entity into which any Agent is merged or converted or any legal entity resulting from any merger or conversion to which such Agent is a party shall, to the extent permitted by applicable law, be the successor to such Agent without any further formality, whereupon the Issuer, the other Agents and such successor shall acquire and become subject to the same rights and obligations between themselves as if they had entered into an agreement in the form mutatis mutandis of this Agreement. Notice of any such merger or conversion shall forthwith be given by such successor to the Issuer, the other Agents and the Noteholders.

12.8	Changes in Specified Offices

If any Agent decides to change its Specified Office (which may only be effected within the same city unless the prior written approval of the Issuer has been obtained), it shall give notice to the Issuer (with a copy to the other Agents) of the address of the new Specified Office stating the date on which such change is to take effect, which date shall be not less than 30 days after the date of such notice. The Issuer shall at its own expense not less than 14 days prior to the date on which such change is to take effect (unless the appointment of the relevant Agent is to terminate pursuant to any of the foregoing provisions of this Clause 12 (Changes in Agents) on or prior to the date of such change) give notice thereof to the Noteholders.

13.	NOTICES

13.1	Addresses for notices

All notices and communications hereunder shall be made in writing (by letter, or fax) and shall be sent as follows:

13.1.1	if to the Issuer, to it at:

Kraft Foods Inc.

Three Lakes Drive

Northfield, Illinois 60093

Attention: Vice President and Corporate Secretary

Fax: (847) 646-2950

with copy to:

Kraft Foods Global, Inc.

Three Lakes Drive

Northfield, Illinois 60093

Attention: Senior Manager Treasury & Controls, NF333

Fax: (847) 646-3173

with copy to:

Kraft Foods Finance Europe AG

P.O. Box 855

Chollerstrasse 4

CH-6301 Zug

Switzerland

Attention: Director Treasury International

Fax Number +41 41 741 76 35

13.1.2	if to an Agent, to it at the address or fax number specified against its name in Schedule 6 (Specified Offices of the Agents) (or, in the case of an Agent not originally a party hereto, specified by notice to the parties hereto at the time of its appointment) for the attention of the person or department specified therein;

or, in any case, to such other address or fax number or for the attention of such other person or department as the addressee has by prior notice to the sender specified for the purpose.

13.2	Effectiveness

Every notice or communication sent in accordance with Clause 13.1 (Addresses for notices) shall be effective, if sent by letter or fax, upon receipt by the addressee;

provided, however, that any such notice or communication which would otherwise take effect after 4.00 p.m. on any particular day shall not take effect until 10.00 a.m. on the immediately succeeding business day in the place of the addressee.

13.3	Notices to Noteholders

Any notice required to be given to Noteholders under this Agreement shall be given in accordance with the Conditions; provided, however, that, so long as any Notes are represented by the Global Note Certificates, notices to Noteholders shall be given in accordance with the terms of the Global Note Certificates.

13.4	Notices in English

All notices and other communications hereunder shall be made in the English language or shall be accompanied by a certified English translation thereof. Any certified English translation delivered hereunder shall be certified a true and accurate translation by a professionally qualified translator or by some other person competent to do so.

14.	LAW AND JURISDICTION

14.1	Governing law

This Agreement and all matters arising from or connected with it are governed by, and shall be construed in accordance with, the laws of the State of New York.

14.2	New York courts

Any state or federal court sitting in the Borough of Manhattan, the City of New York, shall have exclusive jurisdiction to settle any dispute (a “Dispute”), arising from or connected with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement) or the consequences of its nullity and that accordingly any action or proceedings (together referred to as “Proceedings”) arising out of or in connection with this Agreement may be brought in such New York Courts.

14.3	Appropriate forum

The parties agree that the courts referred to in Clause 14.2 (New York courts) are the most appropriate and convenient courts to settle any Dispute and, accordingly, that they will not argue that any other courts are more appropriate or convenient.

14.4	Waiver of jury trial

The Issuer and the Agents agree to waive to the fullest extent permitted by applicable law, any right they may have to a trial by jury in any legal proceeding directly or indirectly arising out of or relating to this Agreement (whether based on contract, tort or any other theory). The Issuer and each of the Agents (a) certifies that no representative, agent or attorney or any other party has represented, expressly or otherwise, that such other party would not, in the event of Proceedings, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties to this Agreement have been induced to enter in this Agreement by, among other things, the mutual waivers and certifications in this Clause 14.4.

15.	MODIFICATION

This Agreement may be amended by further agreement among the parties hereto and without the consent of the Noteholders.

16.	COUNTERPARTS

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original. Any party may enter into this Agreement by signing any such counterpart.

AS WITNESS the hands of the duly authorised representatives of the parties hereto the day and year first before written.

SCHEDULE 1

FORMS OF GLOBAL NOTE CERTIFICATES

PART A

FORM OF GLOBAL NOTE CERTIFICATE FOR THE 2012 FIXED RATE NOTES

ISIN: XS0353180465

KRAFT FOODS INC.

(incorporated under the laws of the Commonwealth of Virginia)

EUR 2,000,000,000

5.75 per cent. Notes due 2012

GLOBAL NOTE CERTIFICATE

1.	Introduction: This Global Note Certificate is issued in respect of the EUR 2,000,000,000 5.75 per cent. Notes due 2012 (the “Notes”) of Kraft Foods Inc. (the “Issuer”). The Notes are the subject of an agency agreement dated 20 March 2008 (as amended or supplemented from time to time, the “Agency Agreement”) and made between the Issuer, Deutsche Bank Luxembourg, S.A. as registrar (the “Registrar”, which expression includes any successor registrar appointed from time to time in connection with the Notes), Deutsche Bank AG, London Branch as fiscal agent and the other paying agents and the transfer agents named therein.

2.	References to Conditions: Any reference herein to the “Conditions” is to the terms and conditions of the Notes attached hereto and any reference to a numbered “Condition” is to the correspondingly numbered provision thereof.

3.	Registered holder: This is to certify that:

BT Globenet Nominees Limited

is the person registered in the register maintained by the Registrar in relation to the Notes (the “Register”) as the duly registered holder (the “Holder”) of:

EUR 2,000,000,000

(TWO BILLION EURO)

in aggregate principal amount of Notes.

4.	Promise to pay: The Issuer, for value received, hereby promises to pay such principal sum to the Holder on 20 March 2012 or on such earlier date or dates as the same may become payable in accordance with the Conditions, and to pay interest on such principal sum in arrear on the dates and at the rate specified in the Conditions, together with any additional amounts payable in accordance with the Conditions, all subject to and in accordance with the Conditions.

5.	Exchange for Individual Note Certificates: This Global Note Certificate will be exchanged in whole (but not in part) for duly authenticated and completed individual note certificates (“Individual Note Certificates”) in substantially the form (subject to completion) set out in Schedule 2 (Form of Individual Note Certificate) to the Agency Agreement if any of the following events occurs:

(a)	Euroclear Bank S.A./N.V. (“Euroclear”) or Clearstream Banking, société anonyme, Luxembourg (“Clearstream, Luxembourg”) is closed for business for a continuous period of 14 days (other than by reason of legal holidays) or announces an intention permanently to cease business; or

(b)	any of the circumstances described in Condition 8 (Events of Default) occurs.

Such exchange shall be effected in accordance with paragraph 7 (Delivery of Unrestricted Individual Note Certificates) below. The Issuer shall notify the Holder of the occurrence of any of the events specified in (a) and (b) as soon as practicable thereafter.

6.	Failure to deliver Individual Note Certificates or to pay: If

(a)	Individual Note Certificates have not been issued and delivered by 5.00 p.m. (London time) on the thirtieth day after the date on which the same are due to be issued and delivered in accordance with paragraph 7 (Delivery of Individual Note Certificates) below; or

(b)	any of the Notes evidenced by this Global Note Certificate has become due and payable in accordance with the Conditions or the date for final redemption of the Notes has occurred and, in either case, payment in full of the amount of principal falling due with all accrued interest thereon has not been made to the Holder on the due date for payment in accordance with the terms of this Global Note Certificate,

(c)	then this Global Note Certificate (including the obligation to deliver Individual Note Certificates) will become void at 5.00 pm (London time) on such thirtieth day (in the case of (a)) or at 5.00 pm (London time) on such due date (in the case of (b)) and the Holder will have no further rights hereunder.

7.

Delivery of Individual Note Certificates: Whenever this Global Note Certificate is to be exchanged for Individual Note Certificates, such Individual Note Certificates shall be issued in an aggregate principal amount equal to the principal amount of this Global Note Certificate within five business days of the delivery, by or on behalf of the Holder, to the Registrar of such information as is required to complete and deliver such Individual Note Certificates (including, without limitation, the names and addresses of the persons in whose names the Individual Note Certificates are to be registered and the principal amount of each such person’s holding) against the surrender of this Global Note Certificate at the Specified Office (as defined in the Agency Agreement) of the Registrar. Such exchange shall be effected in accordance with the provisions of the Agency Agreement and the regulations concerning the transfer and registration of Notes scheduled thereto and, in particular, shall be effected without charge to any Holder, but against such indemnity as the Registrar may require in respect of any tax or other duty of whatsoever nature which may be levied or imposed in connection with such exchange. In this paragraph, “business day” means a day on which commercial banks are open for business (including dealings in foreign currencies) in the city in which the Registrar has its Specified Office.

8.	Conditions apply: Save as otherwise provided herein, the Holder of this Global Note Certificate shall have the benefit of, and be subject to, the Conditions and, for the purposes of this Global Note Certificate, any reference in the Conditions to “Note Certificate” or “Note Certificates” shall, except where the context otherwise requires, be construed so as to include this Global Note Certificate.

9.	Notices: Notwithstanding Condition 14 (Notices), so long as this Global Note Certificate is held on behalf of Euroclear, Clearstream, Luxembourg or any other clearing system (an “Alternative Clearing System”), notices to Holders of Notes represented by this Global Note Certificate may be given by delivery of the relevant notice to Euroclear, Clearstream, Luxembourg or (as the case may be) such Alternative Clearing System.

10.	Determination of entitlement: This Global Note Certificate is evidence of entitlement only and is not a document of title. Entitlements are determined by the Register and only the Holder is entitled to payment in respect of this Global Note Certificate.

11.	Authentication: This Global Note Certificate shall not be valid for any purpose until it has been authenticated for and on behalf of Deutsche Bank Luxembourg, S.A. as registrar.

12.	Governing law: This Global Note Certificate is governed by, and shall be construed in accordance with, the laws of the State of New York.

AS WITNESS the manual or facsimile signature of a duly authorised person on behalf of the Issuer.

KRAFT FOODS INC.

By:
manual or facsimile signature (duly authorised)

ISSUED on 20 March 2008

AUTHENTICATED for and on behalf of DEUTSCHE BANK LUXEMBOURG, S.A. as registrar without recourse, warranty or liability

By:
manual signature (duly authorised)

FORM OF TRANSFER

FOR VALUE RECEIVED BT Globenet Nominees Limited, being the registered holder of this Global Note Certificate, hereby transfers to                                          of                                         , EUR                                          in principal amount of the EUR 2,000,000,000 5.75 per cent. Notes due 2012 (the “Notes”) of Kraft Foods Inc. (the “Issuer”) and irrevocably requests and authorises Deutsche Bank Luxembourg, S.A., in its capacity as registrar in relation to the Notes (or any successor to Deutsche Bank Luxembourg, S.A., in its capacity as such) to effect the relevant transfer by means of appropriate entries in the register kept by it.

Dated:

By:
(duly authorised)

Notes

The name of the person by or on whose behalf this form of transfer is signed must correspond with the name of the registered holder as it appears on the face of this Global Note Certificate.

(a)	A representative of such registered holder should state the capacity in which he signs, e.g. executor.

(b)	The signature of the person effecting a transfer shall conform to any list of duly authorised specimen signatures supplied by the registered holder or be certified by a recognised bank, notary public or in such other manner as the Registrar may require.

(c)	Any transfer of Notes shall be in an amount equal to EUR 50,000 or an integral multiple of EUR 1,000 in excess thereof.

[Terms and Conditions as set out in Schedule 3]

FISCAL AGENT	REGISTRAR

Deutsche Bank AG, London Branch Winchester House 1 Great Winchester Street London EC2N 2DB	Deutsche Bank Luxembourg, S.A. 2 Boulevard Konrad Adenauer L-1115 Luxembourg

PAYING AGENT AND TRANSFER AGENT

Deutsche Bank AG, London Branch

Winchester House

1 Great Winchester Street

London EC2N 2DB

PART B

FORM OF GLOBAL NOTE CERTIFICATE FOR THE 2015 FIXED RATE NOTES

ISIN: XS0353181190

KRAFT FOODS INC.

(incorporated under the laws of the Commonwealth of Virginia)

EUR 850,000,000

6.25 per cent. Notes due 2015

GLOBAL NOTE CERTIFICATE

1.	Introduction: This Global Note Certificate is issued in respect of the EUR 850,000,000 6.25 per cent. Notes due 2015 (the “Notes”) of Kraft Foods Inc. (the “Issuer”). The Notes are the subject of an agency agreement dated 20 March 2008 (as amended or supplemented from time to time, the “Agency Agreement”) and made between the Issuer, Deutsche Bank Luxembourg, S.A. as registrar (the “Registrar”, which expression includes any successor registrar appointed from time to time in connection with the Notes), Deutsche Bank AG, London Branch as fiscal agent and the other paying agents and the transfer agents named therein.

2.	References to Conditions: Any reference herein to the “Conditions” is to the terms and conditions of the Notes attached hereto and any reference to a numbered “Condition” is to the correspondingly numbered provision thereof.

3.	Registered holder: This is to certify that:

BT Globenet Nominees Limited

is the person registered in the register maintained by the Registrar in relation to the Notes (the “Register”) as the duly registered holder (the “Holder”) of:

EUR 850,000,000

(EIGHT HUNDRED AND FIFTY MILLION EURO)

in aggregate principal amount of Notes.

4.	Promise to pay: The Issuer, for value received, hereby promises to pay such principal sum to the Holder on 20 March 2015 or on such earlier date or dates as the same may become payable in accordance with the Conditions, and to pay interest on such principal sum in arrear on the dates and at the rate specified in the Conditions, together with any additional amounts payable in accordance with the Conditions, all subject to and in accordance with the Conditions.

5.	Exchange for Individual Note Certificates: This Global Note Certificate will be exchanged in whole (but not in part) for duly authenticated and completed individual note certificates (“Individual Note Certificates”) in substantially the form (subject to completion) set out in Schedule 2 (Form of Individual Note Certificate) to the Agency Agreement if any of the following events occurs:

(a)	Euroclear Bank S.A./N.V. (“Euroclear”) or Clearstream Banking, société anonyme, Luxembourg (“Clearstream, Luxembourg”) is closed for business for a continuous period of 14 days (other than by reason of legal holidays) or announces an intention permanently to cease business; or

(b)	any of the circumstances described in Condition 8 (Events of Default) occurs.

Such exchange shall be effected in accordance with paragraph 7 (Delivery of Unrestricted Individual Note Certificates) below. The Issuer shall notify the Holder of the occurrence of any of the events specified in (a) and (b) as soon as practicable thereafter.

6.	Failure to deliver Individual Note Certificates or to pay: If

(a)	Individual Note Certificates have not been issued and delivered by 5.00 p.m. (London time) on the thirtieth day after the date on which the same are due to be issued and delivered in accordance with paragraph 7 (Delivery of Individual Note Certificates) below; or

(b)	any of the Notes evidenced by this Global Note Certificate has become due and payable in accordance with the Conditions or the date for final redemption of the Notes has occurred and, in either case, payment in full of the amount of principal falling due with all accrued interest thereon has not been made to the Holder on the due date for payment in accordance with the terms of this Global Note Certificate, then this Global Note Certificate (including the obligation to deliver Individual Note Certificates) will become void at 5.00 pm (London time) on such thirtieth day (in the case of (a)) or at 5.00 pm (London time) on such due date (in the case of (b)) and the Holder will have no further rights hereunder.

7.	Delivery of Individual Note Certificates: Whenever this Global Note Certificate is to be exchanged for Individual Note Certificates, such Individual Note Certificates shall be issued in an aggregate principal amount equal to the principal amount of this Global Note Certificate within five business days of the delivery, by or on behalf of the Holder, to the Registrar of such information as is required to complete and deliver such Individual Note Certificates (including, without limitation, the names and addresses of the persons in whose names the Individual Note Certificates are to be registered and the principal amount of each such person’s holding) against the surrender of this Global Note Certificate at the Specified Office (as defined in the Agency Agreement) of the Registrar. Such exchange shall be effected in accordance with the provisions of the Agency Agreement and the regulations concerning the transfer and registration of Notes scheduled thereto and, in particular, shall be effected without charge to any Holder, but against such indemnity as the Registrar may require in respect of any tax or other duty of whatsoever nature which may be levied or imposed in connection with such exchange. In this paragraph, “business day” means a day on which commercial banks are open for business (including dealings in foreign currencies) in the city in which the Registrar has its Specified Office.

8.	Conditions apply: Save as otherwise provided herein, the Holder of this Global Note Certificate shall have the benefit of, and be subject to, the Conditions and, for the purposes of this Global Note Certificate, any reference in the Conditions to “Note Certificate” or “Note Certificates” shall, except where the context otherwise requires, be construed so as to include this Global Note Certificate.

9.	Notices: Notwithstanding Condition 14 (Notices), so long as this Global Note Certificate is held on behalf of Euroclear, Clearstream, Luxembourg or any other clearing system (an “Alternative Clearing System”), notices to Holders of Notes represented by this Global Note Certificate may be given by delivery of the relevant notice to Euroclear, Clearstream, Luxembourg or (as the case may be) such Alternative Clearing System.

10.	Determination of entitlement: This Global Note Certificate is evidence of entitlement only and is not a document of title. Entitlements are determined by the Register and only the Holder is entitled to payment in respect of this Global Note Certificate.

11.	Authentication: This Global Note Certificate shall not be valid for any purpose until it has been authenticated for and on behalf of Deutsche Bank Luxembourg, S.A. as registrar.

12.	Governing law: This Global Note Certificate is governed by, and shall be construed in accordance with, the laws of the State of New York.

AS WITNESS the manual or facsimile signature of a duly authorised person on behalf of the Issuer.

KRAFT FOODS INC.

By:
manual or facsimile signature (duly authorised)

ISSUED on 20 March 2008

AUTHENTICATED for and on behalf of DEUTSCHE BANK LUXEMBOURG, S.A. as registrar without recourse, warranty or liability

By:
manual signature
(duly authorised)

FORM OF TRANSFER

FOR VALUE RECEIVED BT Globenet Nominees Limited, being the registered holder of this Global Note Certificate, hereby transfers to                                          of                                         , EUR                                          in principal amount of the EUR 850,000,000 6.25 per cent. Notes due 2015 (the “Notes”) of Kraft Foods Inc. (the “Issuer”) and irrevocably requests and authorises Deutsche Bank Luxembourg, S.A., in its capacity as registrar in relation to the Notes (or any successor to Deutsche Bank Luxembourg, S.A., in its capacity as such) to effect the relevant transfer by means of appropriate entries in the register kept by it.

Dated:

By:
(duly authorised)

Notes

The name of the person by or on whose behalf this form of transfer is signed must correspond with the name of the registered holder as it appears on the face of this Global Note Certificate.

(a)	A representative of such registered holder should state the capacity in which he signs, e.g. executor.

(b)	The signature of the person effecting a transfer shall conform to any list of duly authorised specimen signatures supplied by the registered holder or be certified by a recognised bank, notary public or in such other manner as the Registrar may require.

(c)	Any transfer of Notes shall be in an amount equal to EUR 50,000 or an integral multiple of EUR 1,000 in excess thereof.

[Terms and Conditions as set out in Schedule 3]

FISCAL AGENT	REGISTRAR

Deutsche Bank AG, London Branch Winchester House 1 Great Winchester Street London EC2N 2DB	Deutsche Bank Luxembourg, S.A. 2 Boulevard Konrad Adenauer L-1115 Luxembourg

PAYING AGENT AND TRANSFER AGENT

Deutsche Bank AG, London Branch

Winchester House

1 Great Winchester Street

London EC2N 2DB

SCHEDULE 2

FORMS OF INDIVIDUAL NOTE CERTIFICATES

PART A

FORM OF INDIVIDUAL NOTE CERTIFICATE FOR THE 2012 FIXED RATE NOTES

Serial Number:

KRAFT FOODS INC.

(incorporated under the laws of the Commonwealth of Virginia)

EUR 2,000,000,000

5.75 per cent. Notes due 2012

This Note Certificate is issued in respect of the EUR 2,000,000,000 5.75 per cent. Notes due 2012 (the “Notes”) of Kraft Foods Inc. (the “Issuer”). The Notes are the subject of an agency agreement (as amended or supplemented from time to time, the “Agency Agreement”) dated 20 March 2008 and made between the Issuer, Deutsche Bank Luxembourg, S.A. as registrar (the “Registrar”, which expression includes any successor registrar appointed from time to time in connection with the Notes), Deutsche Bank AG, London Branch as fiscal agent and the other paying agents and the transfer agents named therein.

Any reference herein to the “Conditions” is to the terms and conditions of the Notes endorsed hereon and any reference to a numbered “Condition” is to the correspondingly numbered provision thereof.

This is to certify that:

of

is the person registered in the register maintained by the Registrar in relation to the Notes (the “Register”) as the duly registered holder or, if more than one person is so registered, the first-named of such persons (the “Holder”) of:

EUR

(                                                                                       EURO)

in aggregate principal amount of the Notes.

The Issuer, for value received, hereby promises to pay such principal sum to the Holder on 20 March 2012 or on such earlier date or dates as the same may become payable in accordance with the Conditions, and to pay interest on such principal sum in arrear on the dates and at the rate specified in the Conditions, together with any additional amounts payable in accordance with the Conditions, all subject to and in accordance with the Conditions.

This Note Certificate is evidence of entitlement only and is not a document of title. Entitlements are determined by the Register and only the Holder is entitled to payment in respect of this Note Certificate.

This Note Certificate shall not be valid for any purpose until it has been authenticated for and on behalf of Deutsche Bank Luxembourg, S.A. as registrar.

AS WITNESS the manual or facsimile signature of a duly authorised person on behalf of the Issuer.

KRAFT FOODS INC.

By:
manual or facsimile signature
(duly authorised)

ISSUED as of 20 March 2008

AUTHENTICATED for and on behalf of DEUTSCHE BANK LUXEMBOURG, S.A. as registrar without recourse, warranty or liability

By:
manual signature
(duly authorised)

FORM OF TRANSFER

FOR VALUE RECEIVED                                         , being the registered holder of this Note Certificate, hereby transfers to                                                                                   of                                                                                                                            EUR                                          in principal amount of the EUR 2,000,000,000 5.75 per cent. Notes due 2012 (the “Notes”) of Kraft Foods Inc. (the “Issuer”) and irrevocably requests and authorises Deutsche Bank Luxembourg, S.A., in its capacity as registrar in relation to the Notes (or any successor to Deutsche Bank Luxembourg, S.A., in its capacity as such) to effect the relevant transfer by means of appropriate entries in the register kept by it.

Dated:

By:
(duly authorised)

Notes

The name of the person by or on whose behalf this form of transfer is signed must correspond with the name of the registered holder as it appears on the face of this Note Certificate.

(a)	A representative of such registered holder should state the capacity in which he signs, e.g. executor.

(b)	The signature of the person effecting a transfer shall conform to any list of duly authorised specimen signatures supplied by the registered holder or be certified by a recognised bank, notary public or in such other manner as the Registrar may require.

(c)	Any transfer of Notes shall be in an amount equal to EUR 50,000 or any integral multiple of EUR 1,000 in excess thereof.

[Terms and Conditions as set out in Schedule 3]

FISCAL AGENT	REGISTRAR

Deutsche Bank AG, London Branch Winchester House 1 Great Winchester Street London EC2N 2DB	Deutsche Bank Luxembourg, S.A. 2 Boulevard Konrad Adenauer L-1115 Luxembourg

PAYING AGENT AND TRANSFER AGENT

Deutsche Bank AG, London Branch Winchester House 1 Great Winchester Street London EC2N 2DB

PART B

FORM OF INDIVIDUAL NOTE CERTIFICATE FOR THE 2015 FIXED RATE NOTES

Serial Number:

KRAFT FOODS INC.

(incorporated under the laws of the Commonwealth of Virginia)

EUR 850,000,000

6.25 per cent. Notes due 2015

This Note Certificate is issued in respect of the EUR 850,000,000 6.25 per cent. Notes due 2015 (the “Notes”) of Kraft Foods Inc. (the “Issuer”). The Notes are the subject of an agency agreement (as amended or supplemented from time to time, the “Agency Agreement”) dated 20 March 2008 and made between the Issuer, Deutsche Bank Luxembourg, S.A. as registrar (the “Registrar”, which expression includes any successor registrar appointed from time to time in connection with the Notes), Deutsche Bank AG, London Branch as fiscal agent and the other paying agents and the transfer agents named therein.

Any reference herein to the “Conditions” is to the terms and conditions of the Notes endorsed hereon and any reference to a numbered “Condition” is to the correspondingly numbered provision thereof.

This is to certify that:

of

is the person registered in the register maintained by the Registrar in relation to the Notes (the “Register”) as the duly registered holder or, if more than one person is so registered, the first-named of such persons (the “Holder”) of:

EUR

(                                                                                       EURO)

in aggregate principal amount of the Notes.

The Issuer, for value received, hereby promises to pay such principal sum to the Holder on 20 March 2015 or on such earlier date or dates as the same may become payable in accordance with the Conditions, and to pay interest on such principal sum in arrear on the dates and at the rate specified in the Conditions, together with any additional amounts payable in accordance with the Conditions, all subject to and in accordance with the Conditions.

This Note Certificate is evidence of entitlement only and is not a document of title. Entitlements are determined by the Register and only the Holder is entitled to payment in respect of this Note Certificate.

This Note Certificate shall not be valid for any purpose until it has been authenticated for and on behalf of Deutsche Bank Luxembourg, S.A. as registrar.

AS WITNESS the manual or facsimile signature of a duly authorised person on behalf of the Issuer.

KRAFT FOODS INC.

By:
manual or facsimile signature
(duly authorised)

ISSUED as of 20 March 2008

AUTHENTICATED for and on behalf of DEUTSCHE BANK LUXEMBOURG, S.A. as registrar without recourse, warranty or liability

By:
manual signature
(duly authorised)

FORM OF TRANSFER

FOR VALUE RECEIVED                                         , being the registered holder of this Note Certificate, hereby transfers to                                                                                   of                                                                                                                            EUR                                          in principal amount of the EUR 850,000,000 6.25 per cent. Notes due 2015 (the “Notes”) of Kraft Foods Inc. (the “Issuer”) and irrevocably requests and authorises Deutsche Bank Luxembourg, S.A., in its capacity as registrar in relation to the Notes (or any successor to Deutsche Bank Luxembourg, S.A., in its capacity as such) to effect the relevant transfer by means of appropriate entries in the register kept by it.

Dated:

By:
(duly authorised)

Notes

The name of the person by or on whose behalf this form of transfer is signed must correspond with the name of the registered holder as it appears on the face of this Note Certificate.

(a)	A representative of such registered holder should state the capacity in which he signs, e.g. executor.

(b)	The signature of the person effecting a transfer shall conform to any list of duly authorised specimen signatures supplied by the registered holder or be certified by a recognised bank, notary public or in such other manner as the Registrar may require.

(c)	Any transfer of Notes shall be in an amount equal to EUR 50,000 or any integral multiple of EUR 1,000 in excess thereof.

[Terms and Conditions as set out in Schedule 3]

FISCAL AGENT	REGISTRAR

Deutsche Bank AG, London Branch Winchester House 1 Great Winchester Street London EC2N 2DB	Deutsche Bank Luxembourg, S.A. 2 Boulevard Konrad Adenauer L-1115 Luxembourg

PAYING AGENT AND TRANSFER AGENT

Deutsche Bank AG, London Branch Winchester House 1 Great Winchester Street London EC2N 2DB

SCHEDULE 3

TERMS AND CONDITIONS OF THE NOTES

The following is the text of the Terms and Conditions (the “Conditions” and any reference to a “Condition” shall be construed accordingly) of the Notes which (subject to completion and amendment) will be endorsed on each Note in definitive form:

The EUR 2,000,000,000 5.75% Notes due 2012 (the “2012 Fixed Rate Notes”), and the EUR 850,000,000 6.25% Fixed Rate Notes due 2015 (the “2015 Fixed Rate Notes”, and together with the 2012 Fixed Rate Notes, the “Notes”, which expression includes any further notes issued pursuant to Condition 13 (Further Issues) and forming, as the case may be, a single series therewith) of Kraft Foods Inc. (the “Issuer”) are the subject of a fiscal agency agreement dated March 20, 2008 (as amended or supplemented from time to time, the “Agency Agreement”) between the Issuer, Deutsche Bank Luxembourg, S.A. as registrar (the “Registrar”, which expression includes any successor registrar appointed from time to time in connection with the Notes), Deutsche Bank AG, London Branch as fiscal agent (the “Fiscal Agent”, which expression includes any successor fiscal agent appointed from time to time in connection with the Notes), the transfer agents named therein (the “Transfer Agents”, which expression includes any successor or additional transfer agents appointed from time to time in connection with the Notes) and the paying agents named therein (together with the Fiscal Agent, the “Paying Agents”, which expression includes any successor or additional paying agents appointed from time to time in connection with the Notes). References herein to the “Agents” are to the Registrar, the Fiscal Agent, the Transfer Agents and the Paying Agents and any reference to an “Agent” is to any one of them. Certain provisions of these Conditions are summaries of the Agency Agreement subject to its detailed provisions. The Noteholders (as defined below) are bound by, and are deemed to have notice of, all the provisions of the Agency Agreement applicable to them. Copies of the Agency Agreement are available for inspection by Noteholders during normal business hours at the Specified Offices (as defined in the Agency Agreement) of each of the Agents. The initial Specified Offices are set out below.

In these Conditions reference to “€”, “EUR” or “Euro” are to the single currency introduced at the start of the third stage of the European Economic and Monetary Union pursuant to the Treaty establishing the European Community, as amended.

1.	Form, Denomination and Status

(a)	Form and denomination: The Notes are in registered form in the denominations of EUR 50,000 and integral multiples of EUR 1,000 in excess thereof (each, an “Authorised Denomination”).

(b)	Status: The Notes constitute senior, unsubordinated, unconditional and, subject as described in Condition 3 (Negative Pledge) unsecured obligations of the Issuer which will at all times rank pari passu among themselves and at least pari passu with all other present and future unsecured obligations of the Issuer, save for such obligations as may be preferred by provisions of law that are both mandatory and of general application.

2.	Register, Title and Transfers

(a)	Register: The Registrar will maintain a register (the “Register”) in respect of the Notes in accordance with the provisions of the Agency Agreement. In these Conditions, the “Holder” of a Note means the person in whose name such Note is for the time being registered in the Register (or, in the case of a joint holding, the first named thereof) and “Noteholder” shall be construed accordingly. A certificate (each, a “Note Certificate”) will be issued to each Noteholder in respect of its registered holding. Each Note Certificate will be numbered serially with an identifying number which will be recorded in the Register.

(b)	Title: The Holder of each Note shall (except as otherwise required by law) be treated as the absolute owner of such Note for all purposes (whether or not it is overdue and regardless of any notice of ownership, trust or any other interest therein, any writing on the Note Certificate relating thereto (other than the endorsed form of transfer) or any notice of any previous loss or theft of such Note Certificate) and no person shall be liable for so treating such Holder.

(c)

Transfers: Subject to paragraphs (f) (Closed periods) and (g) (Regulations concerning transfers and registration) below, a Note may be transferred upon surrender of the relevant Note Certificate, with the endorsed form of transfer duly completed, at the Specified Office of the Registrar or any

Transfer Agent, together with such evidence as the Registrar or (as the case may be) such Transfer Agent may reasonably require to prove the title of the transferor and the authority of the individuals who have executed the form of transfer; provided, however, that a Note may not be transferred unless the principal amount of Notes transferred and (where not all of the Notes held by a Holder are being transferred) the principal amount of the balance of Notes not transferred are Authorised Denominations. Where not all the Notes represented by the surrendered Note Certificate are the subject of the transfer, a new Note Certificate in respect of the balance of the Notes will be issued to the transferor.

(d)	Registration and delivery of Note Certificates: Within five business days of the surrender of a Note Certificate in accordance with paragraph (c) (Transfers) above, the Registrar will register the transfer in question and deliver a new Note Certificate in an amount equal to the principal amount of the Notes transferred to each relevant Holder at its Specified Office or (as the case may be) the Specified Office of any Transfer Agent or (at the request and risk of any such relevant Holder) by uninsured first class mail (airmail if overseas) to the address specified for the purpose by such relevant Holder. In this paragraph, “business day” means a day on which commercial banks are open for general business (including dealings in foreign currencies) in the city where the Registrar or (as the case may be) the relevant Transfer Agent has its Specified Office.

(e)	No charge: The transfer of a Note will be effected without charge by or on behalf of the Issuer, the Registrar or any Transfer Agent but against such indemnity as the Registrar or (as the case may be) such Transfer Agent may require in respect of any tax or other duty of whatsoever nature which may be levied or imposed in connection with such transfer.

(f)	Closed periods: Noteholders may not require transfers to be registered during the period of 15 days ending on the due date for any payment of principal or interest in respect of the Notes.

(g)	Regulations concerning transfers and registration: All transfers of Notes and entries on the Register are subject to the detailed regulations concerning the transfer of Notes scheduled to the Agency Agreement. The regulations may be changed by the Issuer with the prior written approval of the Registrar. A copy of the current regulations will be mailed (free of charge) by the Registrar to any Noteholder who requests in writing a copy of such regulations.

3.	Negative Pledge

So long as any Note remains outstanding (as defined in the Agency Agreement), the Issuer shall not, and shall procure that none of the Subsidiaries will, create, assume, incur or suffer to be created, assumed or incurred any Security Interest to secure any indebtedness for borrowed money upon (i) any shares of Capital Stock issued by any Subsidiary that owns any Principal Facility to the extent such shares are owned by the Issuer or one or more Subsidiaries, or (ii) any Principal Facility, in either case without at the same time or prior thereto securing the Notes equally and rateably therewith provided, however, that the restrictions contained in this Condition 3 shall not be applicable to the following:

(i)	in the case of a Principal Facility, any Security Interest incurred in connection with the issuance by a state or political subdivision thereof of any securities the interest on which is exempt from United States federal income taxes by virtue of Section 103 of the United States Internal Revenue Code of 1986 or any other laws or regulations in effect at the time of such issuance;

(ii)	any Security Interest existing on March 20, 2008;

(iii)	any Security Interest on property or shares of Capital Stock existing when acquired by the Issuer or any Subsidiary (including acquisition through merger, share exchange or consolidation) or securing the payment of all or part of the purchase price, construction or improvement thereof incurred prior to, at the time of, or within 180 days after, the later of the acquisition, completion of construction or improvement or commencement of full operation of such property for the purpose of financing all or a portion of such purchase or construction or improvement; or

(iv)

any Security Interest for the sole purpose of extending, renewing or replacing in whole or in part the indebtedness secured by any Security Interest referred to in paragraphs (i) to (iii) (inclusive) above or in this paragraph (iv); provided, however, that the principal amount of the indebtedness secured thereby shall not exceed the principal amount of the indebtedness so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to all or a part of the property which secured the Security Interest so extended, renewed or replaced (plus improvements on such property).

Notwithstanding any provision of this Condition 3, the Issuer and/or any of the Subsidiaries may create or permit to subsist any Security Interest which would otherwise be prohibited by this Condition 3, provided that the indebtedness secured thereby does not at the time exceed the greater of 10% of Consolidated Capitalisation or 10% of Consolidated Net Tangible Assets.

In these Conditions:

“Capital Stock” of any Person means shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) the equity of such Person, including any preferred stock, but excluding any debt securities convertible into such equity;

“Consolidated Capitalisation” means the total of all of the assets appearing on the most recent quarterly or annual consolidated balance sheet of the Issuer and its consolidated Subsidiaries, less the following:

(i) current liabilities, including liabilities for indebtedness maturing more than 12 months from the date of the original creation thereof, but maturing within 12 months from the date of such consolidated balance sheet; and

(ii) deferred income tax liabilities appearing on such consolidated balance sheet;

“Consolidated Net Tangible Assets” means the excess over current liabilities of all assets appearing on the most recent quarterly or annual consolidated balance sheet of the Issuer and its consolidated Subsidiaries less goodwill and other intangible assets and the minority interests of others in Subsidiaries, all as appearing on such balance sheet;

“Person” means any individual, company, corporation, firm, partnership, joint venture, association, organisation, state or agency of a state or other entity, whether or not having separate legal personality;

“Principal Facility” means all real property located within the United States and constituting part of any manufacturing plant or distribution facility owned and operated by the Issuer or any Subsidiary, together with such manufacturing plant or distribution facility, including all plumbing, electrical, ventilating, heating, cooling, lighting and other utility systems, ducts and pipes attached to or constituting a part thereof; provided, however, that such term shall not include trade fixtures (unless such trade fixtures are attached to the manufacturing plant or distribution facility in a manner that does not permit removal therefrom without causing substantial damage thereto), business machinery, equipment, motorised vehicles, tools, supplies and materials, security systems, cameras, inventory and other personal property and materials, and provided further, however, that such term shall not include any particular manufacturing plant or distribution facility as of any particular date unless the net book value thereof included in the most recent quarterly or annual consolidated balance sheet of the Issuer and its consolidated Subsidiaries exceeds 0.25% of Consolidated Capitalisation;

“Security Interest” means any mortgage, charge, pledge, lien, encumbrance or other security interest including, without limitation, anything analogous to any of the foregoing under the laws of any jurisdiction; and

“Subsidiary” means any corporation of which at least a majority of all outstanding stock or other interests having ordinary voting power in the election of directors, managers or trustees (without regard to the occurrence of any contingency) thereof is at the time, directly or indirectly, owned or controlled by the Issuer.

4.	Interest

The Notes bear interest from and including March 20, 2008 (the “Issue Date”) at the rate of 5.75% per annum, in the case of 2012 Fixed Rate Notes (the “2012 Fixed Rate of Interest”) and 6.25% in the case of 2015 Fixed Rate Notes (the “2015 Fixed Rate of Interest”) in each case payable in arrear on March 20 in each year (each, a “Fixed Rate Interest Payment Date”), subject as provided in Condition 6 (Payments).

Each Note will cease to bear interest from the due date for redemption unless payment of principal is improperly withheld or refused, in which case it will continue to bear interest at such rate (both before and after judgment) until whichever is the earlier of (a) the day on which all sums due in respect of such Note up to that day are received by or on behalf of the relevant Noteholder and (b) the day which is seven days after the Fiscal Agent has notified the Noteholders that it has received all sums due in respect of the Notes up to such seventh day (except to the extent that there is any subsequent default in payment).

The amount of interest payable on each Fixed Rate Interest Payment Date shall be EUR 57.50 in respect of each EUR 1,000 principal amount of the 2012 Fixed Rate Note and EUR 62.50 in respect of each EUR 1,000 principal amount of the 2015 Fixed Rate Note. If interest is required to be paid in respect of a Note on any other date, it shall be calculated by applying the 2012 Fixed Rate of Interest or the 2015 Fixed Rate of Interest, as applicable, to the Calculation Amount, multiplying the product by the relevant Day Count Fraction, rounding the resulting figure to the nearest cent (half a cent being rounded upwards) and multiplying such rounded figure by a fraction equal to the Authorised Denomination of such Note divided by the Calculation Amount, where:

“Calculation Amount” means EUR 1,000;

“Calculation Period” means the relevant period for which interest is to be calculated from (and including) the first day in such period to (but excluding) the last day in such period;

“Day Count Fraction” means:

(i)	if the Calculation Period is equal to or shorter than the Regular Period during which it falls, the number of days in the Calculation Period divided by the number of days in such Regular Period; and

(ii)	if the Calculation Period is longer than one Regular Period, the sum of:

(A)	the number of days in such Calculation Period falling in the Regular Period in which it begins divided by the number of days in such Regular Period; and

(B)	the number of days in such Calculation Period falling in the next Regular Period divided by the number of days in such Regular Period;

“Regular Date” means March 20 in any year; and

“Regular Period” means each period from (and including) any Regular Date to (but excluding) the next Regular Date.

5.	Redemption and Purchase

(a)	Scheduled redemption: Unless previously redeemed, or purchased and cancelled, the Notes will be redeemed at their principal amount on March 20, 2012, in the case of the 2012 Fixed Rate Notes, and on March 20, 2015 in the case of the 2015 Fixed Rate Notes, in each case subject as provided in Condition 6 (Payments).

(b)	Redemption for tax reasons: The Notes may be redeemed at the option of the Issuer in whole, but not in part, at any time on giving not less than 30 nor more than 60 days’ notice to the Noteholders (which notice shall be irrevocable), at their principal amount, together with interest accrued to the date fixed for redemption, if:

(i)	the Issuer has or will become obliged to pay additional amounts as provided or referred to in Condition 7 (Taxation) as a result of any change in, or amendment to, the laws, regulations or rulings of the United States or any political subdivision or any authority thereof or therein having power to tax, or any change in the application or official interpretation of such laws or regulations or rulings (including a holding by a court of competent jurisdiction in the United States), which change or amendment becomes effective on or after March 18, 2008, provided that, prior to the publication of any notice of redemption pursuant to this paragraph, the Issuer has delivered to the Fiscal Agent a certificate signed by two duly authorised officers of the Issuer stating that the Issuer is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Issuer so to redeem have occurred; or

(ii)	on or after March 18, 2008, any action is taken by a taxing authority of, or any decision has been rendered by a court of competent jurisdiction in, the United States or any political subdivision of or in the United States, including any of those actions specified in Condition 5(b)(i), whether or not such action was taken or decision was rendered with respect to the Issuer, or any change, amendment, application or interpretation is officially proposed, which, in any such case, in the written opinion of independent legal counsel of recognised standing, will result in a material probability that the Issuer will become obliged to pay additional amounts with respect to the Notes, provided that, prior to the publication of any notice of redemption pursuant to this paragraph, the Issuer has delivered to the Fiscal Agent a certificate signed by two duly authorised officers of the Issuer stating that the Issuer is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Issuer so to redeem have occurred, and the Issuer, in its business judgement, determines that such obligations cannot be avoided by the Issuer taking reasonable measures available to it. However, no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Issuer would be obliged to pay such additional amounts if a payment in respect of the Notes were then due.

Upon the expiry of any such notice as is referred to in this Condition 5(b), the Issuer shall be bound to redeem the Notes in accordance with this Condition 5(b).

(c)	Redemption upon a Change of Control Triggering Event: If a Change of Control Triggering Event occurs, unless the Issuer has otherwise exercised its right to redeem the Notes in accordance with Condition 5(b) (Redemption for tax reasons), each Noteholder shall have the right to require the Issuer to repurchase all or any part (equal to EUR 50,000 or an integral multiple of EUR 1,000 in excess thereof) of its Notes pursuant to the offer described below (the “Change of Control Offer”) on the terms set forth in the Conditions.

In the Change of Control Offer, the Issuer shall be required to offer payment in cash equal to 101% of the aggregate principal amount of the Notes repurchased plus accrued and unpaid interest, if any, on the Notes repurchased, to the date of purchase (the “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event, the Issuer shall be required to deliver a notice to the Noteholders describing the transaction or transactions that constitute the Change of Control Triggering Event and offering to repurchase the Notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is delivered (the “Change of Control Payment Date”), pursuant to the procedures required by the Notes and described in such notice. The Issuer shall comply with the requirements of Rule 14e-1 under the United States Securities Exchange Act of 1934 (the “Exchange Act”) and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the Notes, the Issuer shall be required to comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under these Conditions by virtue of any such conflict.

On the Change of Control Payment Date, the Issuer shall be required, to the extent lawful, to:

(i)	accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

(ii)	deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

(iii)	deliver or cause to be delivered to the Fiscal Agent the Notes properly accepted together with an officers’ certificate stating the aggregate principal amount of the Notes or portions of the Notes being purchased.

The Paying Agent will promptly provide to each Noteholder the purchase price for the Notes properly tendered and deliver (or cause to be transferred by book-entry) to each Noteholder a new Individual Note Certificate (promptly authenticated) equal in principal amount to any unpurchased portion of any Individual Note Certificate surrendered; provided that each new Individual Note Certificate will be in a minimum principal amount of EUR 50,000 or such amount and integral multiples of EUR 1,000 in excess thereof.

The Issuer shall not be required to make an offer to repurchase the Notes upon a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Issuer and such third party purchases all Notes properly tendered and not withdrawn under its offer.

In this Condition 5(c) the following expressions have the following meanings:

“Below Investment Grade Rating Event” means the Notes are rated below an Investment Grade Rating by each of the Rating Agencies on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of the Change of Control (which 60-day period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies); provided that a below investment grade rating event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a below investment grade rating event for purposes of the definition of Change of Control Triggering Event hereunder) if the rating agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Noteholders in writing at their request that the reduction was the result, in whole or in part, of any event or circumstance comprising or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the below investment grade rating event).

“Board of Directors” means the board of directors of the Issuer.

“Change of Control” means the occurrence of any of the following: (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Issuer and its subsidiaries taken as a whole to any Person or group of related persons for purposes of Section 13(d) of the Exchange Act (a “Group”) other than the Issuer or one of its subsidiaries; (2) the approval by the holders of the Issuer’s common stock of any plan or proposal for the liquidation or dissolution of the Issuer; (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any Person or Group becomes the beneficial owner, directly or indirectly, of more than 50% of the then outstanding number of shares of the Issuer’s voting stock; or (4) the first day on which a majority of the members of the Board of Directors are not Continuing Directors.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors who (1) was a member of such Board of Directors on the date of the issuance of the notes; or (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election (either by a specific vote or by approval of the Issuer’s proxy statement in which such member was named as a nominee for election as a director, without objection to such nomination).

“Fitch” means Fitch Ratings.

“Investment Grade Rating” means a rating equal to or higher than BBB – (or the equivalent) by Fitch, Baa3 (or the equivalent) by Moody’s and BBB – (or the equivalent) by S&P, respectively.

“Moody’s” means Moody’s Investors Service, Inc.

“Person” means any individual, firm, corporation, partnership, association, joint venture, tribunal, trust, government or political subdivision or agency or instrumentality thereof, or any other entity or organisation and includes a “person” as used in Section 13(d)(3) of the United States Securities Exchange Act of 1934.

“Rating Agencies” means (1) each of Fitch, Moody’s and S&P; and (2) if any of Fitch, Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Issuer’s control, a “nationally recognised statistical rating organisation” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the United States Securities Exchange Act of 1934, selected by the Issuer (as certified by a resolution of the Board of Directors) as a replacement agency for Fitch, Moody’s or S&P, or all of them, as the case may be.

“S&P” means Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc.

(d)	No other redemption: The Issuer shall not be entitled to redeem the Notes otherwise than as provided in paragraphs (a) (Scheduled redemption) to (c) (Redemption upon a Change of Control Triggering Event) above.

(e)	Purchase: The Issuer or any Subsidiary may at any time purchase Notes in the open market or otherwise and at any price.

(f)	Cancellation: All Notes so redeemed or purchased by the Issuer or any Subsidiary shall be cancelled and may not be reissued or resold.

6.	Payments

(a)	Principal: Payments of principal shall be made by Euro cheque drawn on, or, upon application by a Holder of a Note to the Specified Office of the Fiscal Agent not later than the fifteenth day before the due date for any such payment, by transfer to a Euro account (or other account to which Euro may be credited or transferred) maintained by the payee with, a bank in a city in which banks have access to the Trans-European Automated Real-time Gross settlement Express Transfer (TARGET) system (the “TARGET System”) and (in the case of redemption) upon surrender (or, in the case of part payment only, endorsement) of the relevant Note Certificates at the Specified Office of any Paying Agent. Notwithstanding this Condition 6(a), as long as the Notes are held in global form, payments of principal shall be made through Euroclear Bank S.A./N.V. (“Euroclear”) and Clearstream Banking, société anonyme, Luxembourg (“Clearstream, Luxembourg”) or any other relevant clearing system.

(b)	Interest: Payments of interest shall be made by Euro cheque drawn on, or, upon application by a Holder of a Note to the Specified Office of the Fiscal Agent not later than the fifteenth day before the due date for any such payment, by transfer to a Euro account (or other account to which Euro may be credited or transferred) maintained by the payee with, a bank in a city in which banks have access to the TARGET System and (in the case of interest payable on redemption) upon surrender (or, in the case of part payment only, endorsement) of the relevant Note Certificates at the Specified Office of any Paying Agent. Notwithstanding this Condition 6(b), as long as the Notes are held in global form, payments of interest shall be made through Euroclear and Clearstream, Luxembourg or any other relevant clearing system.

(c)	Payments subject to fiscal laws: All payments in respect of the Notes are subject in all cases to any applicable fiscal or other laws and regulations in the place of payment, but without prejudice to the provisions of Condition 7 (Taxation). No commissions or expenses shall be charged to the Noteholders in respect of such payments.

(d)	Payments on business days: Where payment is to be made by transfer to a Euro account (or other account to which Euro may be credited or transferred), payment instructions (for value the due date, or, if the due date is not a business day, for value the next succeeding business day) will be initiated and, where payment is to be made by cheque, the cheque will be mailed (i) (in the case of payments of principal and interest payable on redemption) on the later of the due date for payment and the day on which the relevant Note Certificate is surrendered (or, in the case of part payment only, endorsed) at the Specified Office of a Paying Agent and (ii) (in the case of payments of interest payable other than on redemption) on the due date for payment. A Holder of a Note shall not be entitled to any interest or other payment in respect of any delay in payment resulting from (A) the due date for a payment not being a business day or (B) a cheque mailed in accordance with this Condition 6 arriving after the due date for payment or being lost in the mail. In this paragraph “business day” means:

(i)	a day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorised or required by law, regulation or executive order to close in New York; and

(ii)	in the case of payment by transfer to a Euro account (or other account to which Euro may be credited or transferred) as referred to above, any day which is a TARGET Settlement Day; and

(iii)	in the case of surrender (or, in the case of part payment only, endorsement) of a Note Certificate, any day on which banks are open for general business (including dealings in foreign currencies) in the place in which the Note Certificate is surrendered (or, as the case may be, endorsed); and

(iv)	a day on which the TARGET System is open, such day being a “Target Settlement Day”.

Notwithstanding this Condition 6(d), as long as the Notes are held in global form, payments of interest shall be made through Euroclear and Clearstream, Luxembourg or any other relevant clearing system.

(e)	Partial payments: If a Paying Agent makes a partial payment in respect of any Note, the Issuer shall procure that the amount and date of such payment are noted on the Register and, in the case of partial payment upon presentation of a Note Certificate, that a statement indicating the amount and the date of such payment is endorsed on the relevant Note Certificate.

(f)	Record date: Each payment in respect of a Note will be made to the person shown as the Holder in the Register at the opening of business in the place of the Registrar’s Specified Office on the fifteenth day before the due date for such payment (the “Record Date”). Where payment in respect of a Note is to be made by cheque, the cheque will be mailed to the address shown as the address of the Holder in the Register at the opening of business on the relevant Record Date.

7.	Taxation

All payments of principal and interest in respect of a Note by or on behalf of the Issuer shall be made free and clear of, and without withholding or deduction for or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or on behalf of the United States or any political subdivision thereof or any authority therein or thereof having power to tax, unless the withholding or deduction of such taxes, duties, assessments or governmental charges is required by law. In that event, the Issuer shall pay to the beneficial owner of a Note such additional amounts as may be necessary to ensure that every net payment on such Note, after such withholding or deduction, will not be less than the amount provided in such Note to be then due and payable. However, no additional amounts shall be payable in respect of any Note if the beneficial owner is subject to taxation solely for reasons other than its ownership of the Note, nor shall additional amounts be payable for or on account of:

(i)	any tax, assessment or other governmental charge that is imposed or withheld solely by reason of the existence of any present or former connection (other than the mere fact of being a beneficial owner of a Note) between the beneficial owner (or between a fiduciary, settlor, beneficiary or person holding a power over such beneficial owner, if the beneficial owner is an estate or trust, or a partner, member or shareholder of the beneficial owner, if the beneficial owner is a partnership, limited liability company or corporation) of a Note and the United States, including, without limitation, such beneficial owner (or such fiduciary, settlor, beneficiary, person holding a power, partner, member or shareholder) being or having been a citizen or resident of the United States or treated as being or having been a resident thereof; or

(ii)	any withholding or deduction that is imposed on a payment to an individual and that is required to be made pursuant to European Council Directive 2003/48/EC or any other Directive implementing the conclusions of the ECOFIN Council meeting of 26-27 November 2000 on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such Directive; or

(iii)	any withholding or deduction if such withholding or deduction could have been avoided by arranging to receive the relevant payment through another Paying Agent in a member state of the European Union; or

(iv)	any tax, assessment or other governmental charge which would not have been imposed if the relevant Note Certificate were presented or, as the case may be, surrendered for payment within 30 days after the Relevant Date except to the extent that the beneficial owner would have been entitled to such additional amounts if it had presented or, as the case my be, surrendered the relevant Note Certificate on the last day of such period of 30 days; or

(v)	any tax, assessment or other governmental charge is imposed or withheld solely by reason of the beneficial owner (or a fiduciary, settlor, beneficiary or person holding a power over such beneficial owner, if the beneficial owner is an estate or trust, or a partner, member or shareholder of the beneficial owner, if the beneficial owner is a partnership, limited liability company or corporation) being or having been with respect to the United States a personal holding company, a controlled foreign corporation, a passive foreign investment company, a foreign private foundation or other foreign tax-exempt organisation, or being a corporation that accumulates earnings to avoid United States federal income tax; or

(vi)	any tax, assessment or other governmental charge is imposed or withheld solely by reason of the beneficial owner (or a fiduciary, settlor, beneficiary or person holding a power over such beneficial owner, if the beneficial owner is an estate or trust, or a partner, member or shareholder of the beneficial owner, if the beneficial owner is a partnership, limited liability company or corporation) (1) being or having been present in, or engaged in a trade or business in, the United States, (2) being treated as having been present in, or engaged in a trade or business in, the United States, or (3) having or having had a permanent establishment in the United States; or

(vii)	any tax, assessment or other governmental charge that is payable by any method other than withholding or deduction by the Issuer or any Paying Agent from payments in respect of such Note; or

(viii)	any gift, estate, inheritance, sales, transfer, personal property or excise tax or any similar tax, assessment or other governmental charge; or

(ix)	any tax, assessment or other governmental charge that is imposed or withheld by reason of a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later; or

(x)	any tax, assessment or other governmental charge that is imposed as a result of the failure of the Holder or beneficial owner of such Note to comply with a request to comply with applicable certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connection with the United States of the Holder or beneficial owner of such Note, if such compliance is required by statute or regulation of the United States as a precondition to relief or exemption from such tax, assessment or other governmental charge; or

(xi)	any tax, assessment or other governmental charge that is imposed on a beneficial owner that (1) actually or constructively owns 10% or more of the total combined voting power of all of the Issuer’s classes of stock that are entitled to vote within the meaning of Section 871(h)(3) of the United States Internal Revenue Code of 1986, as amended (the “Code”), (2) is a bank described in Section 881(c)(3)(A) of the Code or (3) is a controlled foreign corporation described in Section 881(c)(3)(C) of the Code; or

(xii)	any tax, assessment or other governmental charge that is imposed by reason of the failure of the beneficial owner to fulfil the statement requirements of Section 871(h) or Section 881(c) of the Code.

In addition, the Issuer will not pay additional amounts to a beneficial owner of a Note that is a fiduciary, partnership, limited liability company or other fiscally transparent entity, or to a beneficial owner of a Note that is not the sole beneficial owner of such Note, as the case may be. This exception, however, will apply only to the extent that a beneficiary or settlor with respect to the fiduciary, or a beneficial owner, partner or member of the partnership, limited liability company or other fiscally transparent entity, would not have been entitled to the payment of an additional amount had the beneficiary, settlor, beneficial owner, partner or member received directly its beneficial or distributive share of the payment. For purposes of this paragraph, the term “beneficial owner” includes any person holding a Note on behalf of or for the account of a beneficial owner.

In these Conditions, “Relevant Date” means whichever is the later of (1) the date on which the payment in question first becomes due and (2) if the full amount payable has not been received in a city in which banks have access to the TARGET System by the Fiscal Agent on or prior to such due date, the date on which (the full amount having been so received) notice to that effect has been given to the Noteholders in accordance with Condition 14 (Notices).

Any reference in these Conditions to (i) principal shall be deemed to include any amount (other than interest) which the Issuer may be required to offer to pay to repurchase the Notes pursuant to Condition 5(c) and (ii) principal or interest shall be deemed to include any additional amounts in respect of principal or interest (as the case may be) which may be payable under this Condition 7.

8.	Events of Default

If any of the following events occurs and is continuing:

(a)	Non-payment: the Issuer fails to pay any amount of principal in respect of the Notes on the due date for payment thereof or fails to pay any amount of interest in respect of the Notes within 30 days of the due date for payment thereof; or

(b)	Breach of other obligations: the Issuer defaults in the performance or observance of any of its other obligations under or in respect of the Notes and such default remains unremedied for 90 days after written notice thereof, addressed to the Issuer by any Noteholder, has been delivered to the Issuer or to the Specified Office of the Fiscal Agent; or

(c)	Insolvency, etc.: the Issuer commences any case or proceeding seeking to have an order for relief entered on its behalf as debtor or to adjudicate it as bankrupt or insolvent or seeking reorganisation, liquidation, dissolution, winding-up, arrangement, composition or readjustment of its debts or any other relief under any bankruptcy, insolvency, reorganisation, liquidation, dissolution, arrangement, composition, readjustment of debt or other similar act or law of any jurisdiction, domestic or foreign, now or hereafter existing; or the Issuer applies for a receiver, custodian or trustee (other than any trustee appointed as a mortgagee or secured party in connection with the issuance of indebtedness for borrowed money of the Issuer) of it or for all or a substantial part of its property; or the Issuer makes a general assignment for the benefit of creditors; or the Issuer takes any corporate action in furtherance of any of the foregoing; or an involuntary case or other proceeding is commenced against the Issuer with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect seeking the appointment of a trustee, receiver, liquidator, custodian or similar official of it or any substantial part of its property; and such case or other proceeding (i) results in the entry of an order for relief or a similar order against it or (ii) continues unstayed and in effect for a period of 60 consecutive days; or

(d)	Analogous event: any event occurs which under the laws of the United States has an analogous effect to any of the events referred to in paragraph (c) (Insolvency, etc.) above;

then the Notes:

(i)	may, if such event constitutes an event described in paragraphs (a) (Non-payment) or (b) (Breach of other obligations) above, by written notice from the Holders of at least 25% in aggregate principal amount of the outstanding Notes addressed to the Issuer and delivered to the Issuer or to the Specified Office of the Fiscal Agent, be declared immediately due and payable, whereupon they shall become immediately due and payable at their principal amount together with accrued interest without further action or formality; or

(ii)	will, if such event constitutes an event described in paragraphs (c) (Insolvency, etc.) or (d) (Analogous event) above, become immediately due and payable at their principal amount together with accrued interest without further action or formality.

9.	Prescription

Claims for principal and interest shall become void unless made within 10 years of the appropriate Relevant Date.

10.	Replacement of Note Certificates

If any Note Certificate is lost, stolen, mutilated, defaced or destroyed, it may be replaced at the Specified Office of the Registrar and the Transfer Agent having its Specified Office in London, subject to all applicable laws and stock exchange requirements, upon payment by the claimant of the expenses incurred in connection with such replacement and on such terms as to evidence, security, indemnity and otherwise as the Issuer may reasonably require. Mutilated or defaced Note Certificates must be surrendered before replacements will be issued.

11.	Agents

In acting under the Agency Agreement and in connection with the Notes, the Agents act solely as agents of the Issuer and do not assume any obligations towards or relationship of agency or trust for or with any of the Noteholders.

The initial Agents and their initial Specified Offices are listed below. The Issuer reserves the right at any time to vary or terminate the appointment of any Agent and to appoint a successor registrar, fiscal agent and additional or successor paying agents and transfer agents; provided, however, that the Issuer shall at all times maintain (a) a fiscal agent and a registrar and (b) a paying agent in an EU member state that will not be obliged to withhold or deduct tax pursuant to any law implementing European Council Directive 2003/48/EC or any other Directive implementing the conclusions of the ECOFIN Council meeting of 26-27 November 2000.

Notice of any change in any of the Agents or in their Specified Offices shall promptly be given to the Noteholders.

12.	Meetings of Noteholders; Modification

(a)	Meetings of Noteholders: The Agency Agreement contains provisions for convening meetings of Noteholders to consider matters relating to the Notes, including the modification of any provision of these Conditions. Any such modification may be made if sanctioned by an Extraordinary Resolution. Such a meeting may be convened by the Issuer and shall be convened by the Issuer upon the request in writing of Noteholders holding not less than one-tenth of the aggregate principal amount of the outstanding Notes. The quorum at any meeting convened to vote on an Extraordinary Resolution will be two or more persons holding or representing one more than half of the aggregate principal amount of the outstanding Notes or, at any adjourned meeting, two or more persons being or representing Noteholders whatever the principal amount of the Notes held or represented; provided, however, that certain proposals (including any proposal to change any date fixed for payment of principal or interest in respect of the Notes, to reduce the amount of principal or interest payable on any date in respect of the Notes, to alter the method of calculating the amount of any payment in respect of the Notes on redemption or maturity or the date for any such payment, to effect the exchange or substitution of the Notes for, or the conversion of the Notes into, shares, bonds or other obligations or securities of the Issuer or any other person or body corporate formed or to be formed, to change the currency of payments under the Notes, to change the quorum requirements relating to meetings or the majority required to pass an Extraordinary Resolution or to amend these proposals (each, a “Reserved Matter”)) may only be sanctioned by an Extraordinary Resolution passed at a meeting of Noteholders at which two or more persons holding or representing not less than three-quarters or, at any adjourned meeting, one quarter of the aggregate principal amount of the outstanding Notes form a quorum. Any Extraordinary Resolution duly passed at any such meeting shall be binding on all the Noteholders, whether present or not.

In addition, a resolution in writing signed by or on behalf of all Noteholders who for the time being are entitled to receive notice of a meeting of Noteholders will take effect as if it were an Extraordinary Resolution. Such a resolution in writing may be contained in one document or several documents in the same form, each signed by or on behalf of one or more Noteholders.

(b)	Modification: The Notes and these Conditions may be amended without the consent of the Noteholders to correct a manifest error. In addition, the parties to the Agency Agreement may agree to modify any provision thereof, but the Issuer shall not agree, without the consent of the Noteholders, to any such modification unless it is of a formal, minor or technical nature, it is made to correct a manifest error or it is, in the opinion of such parties, not materially prejudicial to the interests of the Noteholders.

13.	Further Issues

The Issuer may from time to time, without the consent of the Noteholders, create and issue further notes having the same terms and conditions as the Notes in all respects (or in all respects except for the first payment of interest) so as to form a single series with the Notes.

14.	Notices

Notices to the Noteholders will be sent to them by first class mail (or its equivalent) or (if posted to an overseas address) by airmail at their respective addresses on the Register. Any such notice shall be deemed to have been given on the fourth day after the date of mailing. Notwithstanding this Condition 14, so long as the Notes are held in global form, notices to the Noteholders may be given by delivery of the relevant notice to Euroclear and Clearstream, Luxembourg or (as the case may be) any other relevant alternative clearing system.

15.	Currency Indemnity

If any sum due from the Issuer in respect of the Notes or any order or judgment given or made in relation thereto has to be converted from the currency (the “first currency”) in which the same is payable under these Conditions or such order or judgment into another currency (the “second currency”) for the purpose of (a) making or filing a claim or proof against the Issuer, (b) obtaining an order or judgment in any court or other tribunal or (c) enforcing any order or judgment given or made in relation to the Notes, the Issuer shall indemnify each Noteholder, on the written demand of such Noteholder addressed to the Issuer and delivered to the Issuer or to the Specified Office of the Fiscal Agent, against any loss suffered as a result of any discrepancy between (i) the rate of exchange used for such purpose to convert the sum in question from the first currency into the second currency and (ii) the rate or rates of exchange at which such Noteholder may in the ordinary course of business purchase the first currency with the second currency upon receipt of a sum paid to it in satisfaction, in whole or in part, of any such order, judgment, claim or proof.

This indemnity constitutes a separate and independent obligation of the Issuer and shall give rise to a separate and independent cause of action.

16.	Governing Law and Jurisdiction

(a)	Governing law: The Notes and all matters arising from or connected with the Notes are governed by, and shall be construed in accordance with, the laws of the State of New York.

(b)	New York courts: Any state or federal court sitting in the Borough of Manhattan, the City of New York shall have exclusive jurisdiction to settle any dispute (a “Dispute”) which may arise out of or in connection with the Notes and accordingly any legal action or proceedings arising out of or in connection with the Notes (the “Proceedings”) may be brought in any such court.

(c)	Waiver of jury trial: The Issuer hereby waives (and the Agents have in the Agency Agreement waived) to the fullest extent permitted by applicable law, any right they may have to a trial by jury in any legal proceeding directly or indirectly arising out of or relating to the Agency Agreement or in the case of the Issuer any Note (whether based on contract, tort or any other theory). The Issuer hereby and each of the Agents in the Agency Agreement (a) certifies that no representative, agent or attorney or any other party has represented, expressly or otherwise, that such other party would not, in the event of Proceedings, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties to the Agency Agreement have been induced to enter into the Agency Agreement by, among other things, the mutual waivers and certifications in this paragraph.

SCHEDULE 4

PROVISIONS FOR MEETINGS OF THE NOTEHOLDERS

1.	Definitions

In this Agreement and the Conditions, the following expressions have the following meanings:

“Block Voting Instruction” means, in relation to any Meeting, a document in the English language issued by the Registrar:

(a)	certifying:

(i)	that certain specified Notes (“Blocked Notes”) have been blocked in an account with a clearing system and will not be released until the conclusion of the Meeting and that the holder of each Blocked Note or a duly authorised person on its behalf has instructed the Registrar that the votes attributable to such Blocked Note are to be cast in a particular way on each resolution to be put to the Meeting; and/or

(ii)	that each registered Holder of certain specified Notes (“Relevant Notes”) has instructed the Registrar that the votes attributable to each Relevant Note held by it are to be cast in a particular way on each resolution to be put to the Meeting, and, in each case, that, during the period of 48 hours before the time fixed for the Meeting, such instructions may not be amended or revoked;

(b)	listing the total principal amount of the Blocked Notes and the Relevant Notes, distinguishing for each resolution between those in respect of which instructions have been given to vote for, or against, the resolution; and

(c)	authorising a named individual or individuals to vote in respect of the Blocked Notes and the Relevant Notes in accordance with such instructions;

“Chairman” means, in relation to any Meeting, the individual who takes the chair in accordance with paragraph 8 (Chairman);

“Extraordinary Resolution” means a resolution passed at a Meeting duly convened and held in accordance with this Schedule by a majority of not less than three quarters of the votes cast;

“Form of Proxy” means, in relation to any Meeting, a document in the English language available from the Registrar signed by a Noteholder or, in the case of a corporation, executed under its seal or signed on its behalf by a duly authorised officer and delivered to the Registrar not later than 48 hours before the time fixed for such Meeting, appointing a named individual or individuals to vote in respect of the Notes held by such Noteholder;

“Meeting” means a meeting of Noteholders (whether originally convened or resumed following an adjournment);

“Proxy” means, in relation to any Meeting, a person appointed to vote under a Block Voting Instruction or a Form of Proxy other than:

(a)	any such person whose appointment has been revoked and in relation to whom the Registrar has been notified in writing of such revocation by the time which is 48 hours before the time fixed for such Meeting; and

(b)	any such person appointed to vote at a Meeting which has been adjourned for want of a quorum and who has not been re-appointed to vote at the Meeting when it is resumed;

“Relevant Fraction” means:

(a)	for all business other than voting on an Extraordinary Resolution, one tenth;

(b)	for voting on any Extraordinary Resolution other than one relating to a Reserved Matter, one more than half; and

(c)	for voting on any Extraordinary Resolution relating to a Reserved Matter, three quarters;

provided, however, that, in the case of a Meeting which has resumed after adjournment for want of a quorum, it means:

(i)	for all business other than voting on an Extraordinary Resolution relating to a Reserved Matter, the fraction of the aggregate principal amount of the outstanding Notes represented or held by the Voters actually present at the Meeting; and

(ii)	for voting on any Extraordinary Resolution relating to a Reserved Matter, one quarter;

“Reserved Matter” means any proposal:

(a)	to change any date fixed for payment of principal or interest in respect of the Notes, to reduce the amount of principal or interest payable on any date in respect of the Notes or to alter the method of calculating the amount of any payment in respect of the Notes on redemption or maturity or the date for any such payment;

(b)	to effect the exchange or substitution of the Notes for, or the conversion of the Notes into, shares, bonds or other obligations or securities of the Issuer or any other person or body corporate formed or to be formed;

(c)	to change the currency in which amounts due in respect of the Notes are payable;

(d)	to change the quorum required at any Meeting or the majority required to pass an Extraordinary Resolution; or

(e)	to amend this definition;

“Voter” means, in relation to any Meeting (a) a Proxy or (b) (subject to paragraph 4 (Record Date)) a Noteholder; provided, however, that (subject to paragraph 4 (Record Date)) any Noteholder which has appointed a Proxy under a Block Voting Instruction or Form of Proxy shall not be a “Voter” except to the extent that such appointment has been revoked and the Registrar notified in writing of such revocation at least 48 hours before the time fixed for such Meeting;

“Written Resolution” means a resolution in writing signed by or on behalf of all Holders of Notes who for the time being are entitled to receive notice of a Meeting in accordance with the provisions of this Schedule, whether contained in one document or several documents in the same form, each signed by or on behalf of one or more such Holders;

“24 hours” means a period of 24 hours including all or part of a day upon which banks are open for business in both the places where the relevant Meeting is to be held and in each of the places where the Agents have their Specified Offices (disregarding for this purpose the day upon which such Meeting is to be held) and such period shall be extended by one period or, to the extent necessary, more periods of 24 hours until there is included as aforesaid all or part of a day upon which banks are open for business as aforesaid; and

“48 hours” means 2 consecutive periods of 24 hours.

2.	Issue of Block Voting Instructions and Forms of Proxy

The holder of an interest in a Note may require the Registrar to issue a Block Voting Instruction by arranging (to the satisfaction of the Registrar) for such Note to be blocked in an account with a clearing system not later than 48 hours before the time fixed for the relevant Meeting. The registered Holder of a Note may require the Registrar to issue a Block Voting Instruction by delivering to the Registrar written instructions not later than 48 hours before the time fixed for the relevant Meeting. Any registered Holder of a Note may obtain an uncompleted and unexecuted Form of Proxy from the Registrar. A Block Voting Instruction shall be valid until the release of the Blocked Notes to which it relates. A Form of Proxy and a Block Voting Instruction cannot be outstanding simultaneously in respect of the same Note.

3.	References to blocking/release of Notes

Where Notes are represented by a Global Note Certificate and/or are held within a clearing system, references to the blocking or release of Notes shall be construed in accordance with the usual practices (including blocking the relevant account) of such clearing system.

4.	Validity of Block Voting Instructions and Forms of Proxy

Block Voting Instructions and Forms of Proxy shall be valid only if they are deposited at the Specified Office of the Registrar, or at some other place approved by the Registrar, at least 24 hours before the time fixed for the relevant Meeting or the Chairman decides otherwise before the Meeting proceeds to business. If the Registrar requires, a notarised copy of each Block Voting Instruction and Form of Proxy and satisfactory proof of the identity of each Proxy named therein shall be produced at the Meeting. The Registrar shall not be obliged to investigate the validity of any Block Voting Instruction or Form of Proxy or the authority of any Proxy.

5.	Record Date

The Issuer may fix a record date for the purposes of any Meeting or any resumption thereof following its adjournment for want of a quorum provided that such record date is not more than 10 days prior to the time fixed for such Meeting or (as the case may be) its resumption. The person in whose name a Note is registered in the Register on the record date at close of business in the city in which the Registrar has its Specified Office shall be deemed to be the Holder of such Note for the purposes of such Meeting and notwithstanding any subsequent transfer of such Note or entries in the Register.

6.	Convening of Meeting

The Issuer may convene a Meeting at any time, and shall be obliged to do so upon the request in writing of Noteholders holding not less than one tenth of the aggregate principal amount of the outstanding Notes.

7.	Notice

At least 21 days’ notice (exclusive of the day on which the notice is given and of the day on which the relevant Meeting is to be held) specifying the date, time and place of the Meeting shall be given to the Noteholders and the Registrar (with a copy to the Issuer). The notice shall set out the full text of any resolutions to be proposed and shall state that Notes may be blocked in clearing systems for the purposes of appointing Proxies under Block Voting Instructions until 48 hours before the time fixed for the Meeting and that Noteholders may also appoint Proxies either under a Block Voting Instruction by delivering written instructions to the Registrar or by executing and delivering a Form of Proxy to the Specified Office of the Registrar, in either case until 48 hours before the time fixed for the Meeting.

8.	Chairman

An individual (who may, but need not, be a Noteholder) nominated in writing by the Issuer may take the chair at any Meeting but, if no such nomination is made or if the individual nominated is not present within 15 minutes after the time fixed for the Meeting, those present shall elect one of themselves to take the chair, failing which the Issuer may appoint a Chairman. The Chairman of an adjourned Meeting need not be the same person as was the Chairman of the original Meeting.

9.	Quorum

The quorum at any Meeting shall be at least two Voters representing or holding not less than the Relevant Fraction of the aggregate principal amount of the outstanding

Notes; provided, however, that, so long as at least the Relevant Fraction of the aggregate principal amount of the outstanding Notes is represented by a Global Note Certificate or a single Individual Note Certificate, a single Voter appointed in relation thereto or being the Holder of the Notes represented thereby shall be deemed to be two Voters for the purpose of forming a quorum.

10.	Adjournment for want of quorum

If within 15 minutes after the time fixed for any Meeting a quorum is not present, then:

(a)	in the case of a Meeting requested by Noteholders, it shall be dissolved; and

(b)	in the case of any other Meeting, it shall be adjourned for such period (which shall be not less than 14 days and not more than 42 days) and to such place as the Chairman determines; provided, however, that:

(i)	the Meeting shall be dissolved if the Issuer so decides; and

(ii)	no Meeting may be adjourned more than once for want of a quorum.

11.	Adjourned Meeting

The Chairman may, with the consent of (and shall if directed by) any Meeting, adjourn such Meeting from time to time and from place to place, but no business shall be transacted at any adjourned Meeting except business which might lawfully have been transacted at the Meeting from which the adjournment took place.

12.	Notice following adjournment

Paragraph 7 (Notice) shall apply to any Meeting which is to be resumed after adjournment for want of a quorum; provided, however, that:

(a)	10 days’ notice (exclusive of the day on which the notice is given and of the day on which the Meeting is to be resumed) shall be sufficient; and

(b)	the notice shall specifically set out the quorum requirements which will apply when the Meeting resumes.

It shall not be necessary to give notice of the resumption of a Meeting which has been adjourned for any other reason.

13.	Participation

The following may attend and speak at a Meeting:

(a)	Voters;

(b)	representatives of the Issuer and the Registrar;

(c)	the financial advisers of the Issuer;

(d)	the legal counsel to the Issuer and the Registrar; and

(e)	any other person approved by the Meeting.

14.	Show of hands

Every question submitted to a Meeting shall be decided in the first instance by a show of hands. Unless a poll is validly demanded before or at the time that the result is declared, the Chairman’s declaration that on a show of hands a resolution has been passed, passed by a particular majority, rejected or rejected by a particular majority shall be conclusive, without proof of the number of votes cast for, or against, the resolution. Where there is only one Voter, this paragraph shall not apply and the resolution will immediately be decided by means of a poll.

15.	Poll

A demand for a poll shall be valid if it is made by the Chairman, the Issuer or one or more Voters representing or holding not less than one fiftieth of the aggregate principal amount of the outstanding Notes. The poll may be taken immediately or after such adjournment as the Chairman directs, but any poll demanded on the election of the Chairman or on any question of adjournment shall be taken at the Meeting without adjournment. A valid demand for a poll shall not prevent the continuation of the relevant Meeting for any other business as the Chairman directs.

16.	Votes

Every Voter shall have:

(a)	on a show of hands, one vote; and

(b)	on a poll, the number of votes obtained by dividing the aggregate principal amount of the outstanding Note(s) represented or held by him by the unit of currency in which the Notes are denominated.

In the case of a voting tie the Chairman shall have a casting vote.

Unless the terms of any Block Voting Instruction state otherwise, a Voter shall not be obliged to exercise all the votes to which he is entitled or to cast all the votes which he exercises in the same way.

17.	Validity of Votes by Proxies

Any vote by a Proxy in accordance with the relevant Form of Proxy or Block Voting Instruction shall be valid even if such Form of Proxy or (as the case may be) Block Voting Instruction or any instruction pursuant to which it was given has been amended or revoked, provided that the Registrar has not been notified in writing of such amendment or revocation by the time which is 48 hours before the time fixed for the relevant Meeting. Unless revoked, any appointment of a Proxy under a Block Voting Instruction or Form of Proxy in relation to a Meeting shall remain in force in relation to any resumption of such Meeting following an adjournment; provided, however, that no such appointment of a Proxy in relation to a Meeting originally convened which has been adjourned for want of a quorum shall remain in force in relation to such Meeting when it is resumed. Any person appointed to vote at such a Meeting must be re-appointed under a Block Voting Instruction or Form of Proxy to vote at the Meeting when it is resumed.

18.	Powers

A Meeting shall have power (exercisable by Extraordinary Resolution), without prejudice to any other powers conferred on it or any other person:

(a)	to approve any Reserved Matter;

(b)	to approve any proposal by the Issuer for any modification, abrogation, variation or compromise of any of the Conditions or any arrangement in respect of the obligations of the Issuer under or in respect of the Notes;

(c)	to approve the substitution of any person for the Issuer (or any previous substitute) as principal obligor under the Notes ;

(d)	to waive any breach or authorise any proposed breach by the Issuer of its obligations under or in respect of the Notes or any act or omission which might otherwise constitute an Event of Default under the Notes;

(e)	to authorise the Registrar or any other person to execute all documents and do all things necessary to give effect to any Extraordinary Resolution;

(f)	to give any other authorisation or approval which is required to be given by Extraordinary Resolution; and

(g)	to appoint any persons as a committee to represent the interests of the Noteholders and to confer upon such committee any powers which the Noteholders could themselves exercise by Extraordinary Resolution.

19.	Extraordinary Resolution binds all Noteholders

An Extraordinary Resolution shall be binding upon all Noteholders, whether or not present at such Meeting, and each of the Noteholders shall be bound to give effect to it accordingly. Notice of the result of every vote on an Extraordinary Resolution shall be given to the Noteholders and the Agents (with a copy to the Issuer) within 14 days of the conclusion of the Meeting.

20.	Minutes

Minutes shall be made of all resolutions and proceedings at each Meeting. The Chairman shall sign the minutes, which shall be prima facie evidence of the proceedings recorded therein. Unless and until the contrary is proved, every such Meeting in respect of the proceedings of which minutes have been summarised and signed shall be deemed to have been duly convened and held and all resolutions passed or proceedings transacted at it to have been duly passed and transacted.

21.	Written Resolution

A Written Resolution shall take effect as if it were an Extraordinary Resolution.

SCHEDULE 5

REGULATIONS CONCERNING TRANSFERS AND REGISTRATION OF NOTES

1.	The Notes are in the denomination of EUR 50,000 and integral multiples of EUR 1,000 in excess thereof. Notes may only be held in holdings in the aggregate principal amount of EUR 50,000 and integral multiples of EUR 1,000 in excess thereof (each, an “authorised holding”).

2.	Subject to paragraph 4 and paragraph 11 below, Notes may be transferred by execution of the relevant form of transfer under the hand of the transferor or, where the transferor is a corporation, under its common seal or under the hand of two of its officers duly authorised in writing. Where the form of transfer is executed by an attorney or, in the case of a corporation, under seal or under the hand of two of its officers duly authorised in writing, a copy of the relevant power of attorney certified by a financial institution in good standing or a notary public or in such other manner as the Registrar may require or, as the case may be, copies certified in the manner aforesaid of the documents authorising such officers to sign and witness the affixing of the seal must be delivered with the form of transfer. In this Schedule, “transferor” shall, where the context permits or requires, include joint transferors and shall be construed accordingly.

3.	The Note Certificate issued in respect of the Notes to be transferred must be surrendered for registration, together with the form of transfer (including any certification as to compliance with restrictions on transfer included in such form of transfer) endorsed thereon, duly completed and executed, at the Specified Office of the Registrar or any Transfer Agent, and together with such evidence as the Registrar or (as the case may be) the relevant Transfer Agent may reasonably require to prove the title of the transferor and the authority of the persons who have executed the form of transfer. The signature of the person effecting a transfer of a Note shall conform to any list of duly authorised specimen signatures supplied by the Holder of such Note or be certified by a financial institution in good standing, notary public or in such other manner as the Registrar or such Transfer Agent may require.

4.	No Noteholder may require the transfer of a Note to be registered during the period of 15 calendar days ending on the due date for any payment of principal or interest in respect of such Note.

5.	No Noteholder which has executed a Form of Proxy in relation to a Meeting may require the transfer of a Note covered by such Form of Proxy to be registered until the earlier of the conclusion of the Meeting and its adjournment for want of a quorum.

6.	The executors or administrators of a deceased Holder of a Note (not being one of several joint Holders) and, in the case of the death of one or more of several joint Holders, the survivor or survivors of such joint Holders, shall be the only persons recognised by the Issuer as having any title to such Note.

7.	Any person becoming entitled to any Notes in consequence of the death or bankruptcy of the Holder of such Notes may, upon producing such evidence that he holds the position in respect of which he proposes to act under this paragraph or of his title as the Registrar or the relevant Transfer Agent may require (including legal opinions), become registered himself as the Holder of such Notes or, subject to the provisions of these Regulations, the Notes and the Conditions as to transfer, may transfer such Notes. The Issuer, the Transfer Agents, the Registrar and the Paying Agents shall be at liberty to retain any amount payable upon the Notes to which any person is so entitled until such person is so registered or duly transfers such Notes.

8.	Unless otherwise required by him and agreed by the Issuer and the Registrar, the Holder of any Notes shall be entitled to receive only one Note Certificate in respect of his holding.

9.	The joint Holders of any Note shall be entitled to one Note Certificate only in respect of their joint holding which shall, except where they otherwise direct, be delivered to the joint Holder whose name appears first in the Register in respect of the joint holding.

10.	Where there is more than one transferee (to hold other than as joint Holders), separate forms of transfer (obtainable from the Specified Office of the Registrar or any Transfer Agent) must be completed in respect of each new holding.

11.	A Holder of Notes may transfer all or part only of his holding of Notes provided that both the principal amount of Notes transferred and the principal amount of the balance not transferred are an Authorised Holding. Where a Holder of Notes has transferred part only of his holding of Notes, a new Note Certificate in respect of the balance of such holding will be delivered to him.

12.	The Issuer, the Transfer Agent and the Registrar shall, save in the case of the issue of replacement Notes pursuant to Condition 11 (Replacement of Note Certificates), make no charge to the Holders for the registration of any holding of Notes or any transfer thereof or for the issue of any Notes or for the delivery thereof at the Specified Office of any Transfer Agent or the Registrar or by uninsured post to the address specified by the Holder, but such registration, transfer, issue or delivery shall be effected against such indemnity from the Holder or the transferee thereof as the Registrar or the relevant Transfer Agent may require in respect of any tax or other duty of whatever nature which may be levied or imposed in connection with such registration, transfer, issue or delivery.

13.

Provided a transfer of a Note is duly made in accordance with all applicable requirements and restrictions upon transfer and the Note(s) transferred are presented to a Transfer Agent and/or the Registrar in accordance with the Agency Agreement and these Regulations, and subject to unforeseen circumstances beyond the control of such Transfer Agent or the Registrar arising, such Transfer Agent or the Registrar will, within five business days of the request for transfer being duly made, deliver at its Specified Office to the transferee or despatch by uninsured post (at the request and risk of the transferee) to such address as the transferee entitled to the Notes in relation to which such Note Certificate is issued may have specified, a Note Certificate in respect of which entries have been made in the Register, all formalities complied with and the name of the transferee completed on the Note Certificate by or on behalf of the Registrar; and, for the purposes of this paragraph, “business day” means a day on which commercial banks are open for business (including dealings in foreign currencies) in the cities in which the Registrar and (if applicable) the relevant Transfer Agent have their respective Specified Offices.

SCHEDULE 6

SPECIFIED OFFICES OF THE AGENTS

The Registrar:

Deutsche Bank Luxembourg, S.A.
2 Boulevard Konrad Adenauer
L-1115 Luxembourg

Fax:	+352 473 136
Attention:	Coupon Paying Department

The Fiscal Agent:

Deutsche Bank AG, London Branch
Winchester House
1 Great Winchester Street
London EC2N 2DB

Fax:	+44 20 7547 6149
Attention:	Trust and Securities Services

The Transfer Agent:

Deutsche Bank AG, London Branch
Winchester House
1 Great Winchester Street
London EC2N 2DB

Fax:	+44 20 7547 6149
Attention:	Trust and Securities Services

The Paying Agent:

Deutsche Bank AG, London Branch
Winchester House
1 Great Winchester Street
London EC2N 2DB

Fax:	+44 20 7547 6149
Attention:	Trust and Securities Services

SIGNATURES

The Issuer

KRAFT FOODS INC.

By:	/S/ TIMOTHY R. MCLEVISH

The Registrar

DEUTSCHE BANK LUXEMBOURG, S.A.

By:	/S/ JOHN WOODGER	/S/ ROBERT BEBB

The Fiscal Agent

DEUTSCHE BANK AG, LONDON BRANCH

By:	/S/ ROBERT BEBB	/S/ SUZIE SMITH

The Transfer Agent

DEUTSCHE BANK AG, LONDON BRANCH

By:	/S/ ROBERT BEBB	/S/ SUZIE SMITH

The Paying Agent

DEUTSCHE BANK AG, LONDON BRANCH

By:	/S/ ROBERT BEBB	/S/ SUZIE SMITH